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                                                                  EXHIBIT 10(f)

[CLIFFORD CHANCE LETTERHEAD]




                     AMENDMENT AND RESTATEMENT OF A CONTRACT

                             ORIGINALLY MADE BETWEEN

                          NORWEGIAN CRUISE LINE LIMITED

                                       AND

                          LLOYD WERFT BREMERHAVEN GMBH

                              AND NOW MADE BETWEEN

                                SHIP HOLDING LLC

                                       AND

                          LLOYD WERFT BREMERHAVEN GMBH

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                                    CONTENTS
CLAUSE                                                                  PAGE
------                                                                  ----


1.       DEFINITIONS......................................................2

2.       YARD'S REPRESENTATIONS...........................................8

3.       YARD'S OBLIGATIONS...............................................8

4.       OWNERSHIP AND RISK..............................................12

5.       ADMINISTRATION OF THE PROJECT...................................12

6.       MODIFICATIONS...................................................14

7.       DATE FOR COMPLETION.............................................16

8.       TESTS AND TRIALS................................................20

9.       MECHANICAL COMPLETION AND REDELIVERY............................20

10.      YARD'S WARRANTY.................................................22

11.      CONTRACT PRICE AND PAYMENT TERMS................................25

12.      ADJUSTMENT OF CONTRACT PRICE....................................28

13.      ENCUMBRANCES....................................................30

14.      INDEMNITIES AND LIABILITY.......................................32

15.      INSURANCES......................................................32

16.      TAXES AND DUTIES................................................34

17.      CONFIDENTIALITY.................................................34

18.      SUBCONTRACTORS AND ASSIGNMENT...................................35

19.      TERMINATION AND REMOVAL OF WORK.................................36

20.      PATENT RIGHTS...................................................40

21.      NOTICES.........................................................40

22.      GOVERNING LAW AND ARBITRATION...................................41

23.      EFFECTIVE DATE..................................................43

24.      GENERAL PROVISIONS..............................................43



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THIS CONTRACT, which takes effect as an amendment and restatement of a contract originally dated 28 December 2000, is made between:

(1)      SHIP HOLDING LLC, a Delaware limited liability corporation (the
         "OWNER"); and

(2) LLOYD WERFT BREMERHAVEN GMBH, a corporation incorporated and existing under the laws of Germany with its registered office at Bruckenstrasse 25, P.O. Box 120542, 27519 Bremerhaven, Germany ("LWB").

WHEREAS:

(A) Northrop Grumman Ship Systems, Inc. ("NGSSI") has partially completed the construction of two cruise ships, bearing hull number 1 (the "VESSEL") and hull number 2 (the "HULL"), at the Ingalls facility at Pascagoula, Mississippi, USA.

(B) The Owner has purchased the Vessel and the Hull, together with all equipment parts relating thereto (the "PARTS"), from NGSSI.

(C) LWB has previously completed the construction of two cruise ships for Norwegian Cruise Line Limited ("NCLL"), m.v. "Norwegian Sky" ("SKY ") and m.v. "Norwegian Sun" ("SUN "). LWB completed construction of the SKY on the basis of a partly built hull purchased by NCLL from another shipyard. LWB completed construction of the SUN on the basis of a hull the construction of which was sub-contracted by LWB to another shipyard.

(D) This contract was originally signed on 28 December 2000 by NCLL and LWB in order to record LWB's agreement to build two further cruise ships for NCLL on a similar basis to the SUN .

(E) By a separate agreement made between the Owner, LWB and NCLL this contract was novated to the Owner.

(F) The Owner desires to have the Vessel fully completed at LWB's facility in Bremerhaven (the "SHIPYARD") and parties hereto have therefore agreed: (a) to complete the construction of the Vessel at the shipyard;
         (b) to arrange for the secure storage of the Hull and Parts relating to it, all in accordance with the terms and conditions of this Contract; and (c) that the contract signed on 28 December 2000 shall be in all respects merged herein and amended, restated and superseded hereby.

(G) The Owner and LWB have therefore agreed to amend and restate the contract signed on 28 December 2000 so as to provide for the matters described in recital (F) above.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.       DEFINITIONS

1.1      IN THIS CONTRACT:



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         "BANKING DAY" means any day on which banks in each of London, New York and Germany are open for the transaction of normal banking business.

         "CLASSIFICATION BODIES" means American Bureau of Shipping and Det Norske Veritas Classification AS.

         "CONTRACT" means this contract as now amended and restated by the Owner and LWB, and as from time to time further amended, restated or supplemented hereafter by agreement of the parties.

         "CONTRACT PRICE" has the meaning given in Clause 11.1.

         "COMPONENT" means the individual components of the Works to be defined in the Specification to the satisfaction of the Owner.

         "DATE FOR COMPLETION" has the meaning given in Clause 7.1.

         "DAY(S)" means calendar day(s) including any Sunday, Saturday or holiday.

         "DEFECTS" means (a) any defect in the Vessel or in any Equipment installed or incorporated in, stowed on or otherwise redelivered with the Vessel which is due to defective materials, workmanship, construction or design or any failure by LWB or any of its Subcontractors to comply with the relevant recommendations of any manufacturers, makers, suppliers or other parties , (b) any inherent vice, breakdown, incompleteness, omission or other deficiency in or of the Vessel or any Equipment, (c) any failure of the Vessel or any Equipment or any component of the Works to comply with any of the requirements of this Contract or the Specification or the requirements of any Sub-contractors used by LWB in connection with the Contract, or
         (d) the existence of any condition, notation, qualification, recommendation, reservation or restriction in relation to any certificate issued by the Classification Bodies or any of the Regulatory Bodies provided that the term "DEFECT" shall not include any defect in any of the OFI properly received, handled, installed and incorporated in, stowed on or otherwise redelivered with, the Vessel by LWB or its Subcontractors in accordance with the requirements of this Contract and the Specification.

         "DRAWINGS" means the general arrangement plan and the technical drawings hereafter approved by the Owner and for the purposes of identification initialled by or on behalf of the parties, which shall be deemed to form part of the Specification.

         "EFFECTIVE DATE" has the meaning given in Clause 23.

         "ENCUMBRANCE" means (a) any claim (whether IN PERSONAM or IN REM including any arrest or other detention in connection with any claim) and any debt, and/or (b) any mortgage, charge, pledge, maritime or possessory or other lien, assignment, hypothecation, trust arrangement, encumbrance or other security interest securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements having a similar effect), and/or (c) any of the German law encumbrance rights but does not include any "ENCUMBRANCE" created by the Owner or relating to any claims against the Owner for which the Owner would not be entitled to bring an indemnity or other claim against LWB.



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        "EQUIPMENT" means the Parts relating to the Vessel and all other components, equipment, machinery, materials, supplies, outfittings and spare parts to be appropriated for fully developing and completing the Vessel in accordance with the terms and conditions of this Contract and the Specification.

        "EXCLUDED REGULATORY PROVISIONS" means the provisions of the US flag rules to be defined in the Specification in terms acceptable to the Owner.

        "GERMAN LAW ENCUMBRANCE RIGHTS" means any: retention of title (EIGENTUMSVORBEHALT, AUCH ERWEITERT, VERLANGERT, WEITERGELEITET, NACHGESCHALTET, NACHTRAGLICH, ALS KONTOKORRENTVORBEHALT, ALS KONZERNVORBEHALT U.S.W.), right of retention (ZURUCKBEHALTUNGSGRECHT), pledge, lien (PFANDRECHT) and any other encumbrance (SONSTIGE BELASTUNG) or other similar rights under German law.

        "FINAL COMPLETION CERTIFICATE" has the meaning given in Clause 9.4.

        "FLAG STATE" means any of the Bahamas, Panama or the United States of America.

        "INDEMNIFIED PARTIES" means the Owner's subcontractors and the directors, officers, employees, consultants, agents and other representatives of the Owner and its sub-contractors.

        "INFORMATION" means all technical information relating to the Vessel unless designated by the Owner from time to time in writing as not confidential, except information (a) which was developed by and/or in possession of LWB before receipt from the Owner and/or (b) which at the date hereof or hereafter becomes, through no wrongful act or omission on the part of LWB (or any of its sub-contractors or any of its or their directors, officers, employees, consultants, agents or other representatives), generally known and/or (c) which hereafter is furnished to LWB by a third party as a matter of right without restriction on disclosure.

        "INSTALMENT" means an instalment of the Contract Price payable to LWB pursuant to Clause 11 and "INSTALMENTS" shall be construed accordingly.

        "INTELLECTUAL PROPERTY RIGHTS" means inventions, patent applications, patents, registered and unregistered designs, and copyright.

        "LMAA TERMS" means the London Maritime Arbitrators Association Terms current at any given time.

        "LEGAL OPINION" means a legal opinion from such German and/or other law firm as may be approved by the Owner, in a form hereafter approved by the Owner, confirming that each of the Performance Guarantee, the Refund Guarantee and the Pledge of LWB's Account has been duly authorised and validly executed and that each is enforceable against LWB in accordance with its terms

        "LOSSES" means any and all causes of action, charges (including interest charges), costs, claims (in contract, tort of otherwise), controls, liquidated or unliquidated damages, demands, expenses, fees (including legal fees), fines, liabilities (civil, criminal or otherwise), losses


                                       4
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        (other than consequential or indirect losses), payments, penalties, proceedings, restrictions, suits and any other sanctions of a monetary nature other than taxes.

        "LWB" means Lloyd Werft Bremerhaven GmbH and shall include its legal representative(s), successor(s) and permitted assign(s).

        "LWB'S ACCOUNT" means an account to be held by LWB's Bank and to which all payments by the Owner under this Contract shall be made, the details of which shall be provided by LWB to the Owner.

        "LWB'S BANK" means an first class bank to be nominated by LWB and to be acceptable to the Owner.

        "MECHANICAL COMPLETION" means the completion of each component of the Works in accordance with the provisions of this Contract and the Specification .

        "MECHANICAL COMPLETION CERTIFICATE" has the meaning given in Clause 9.1.

        "OPTION AGREEMENT" means a legally binding agreement to be made between LWB and the Owner (or an affiliate of the Owner) under which LWB grants to the Owner (or its affiliate) an option to convert the Hull into a sister ship of the Vessel on terms acceptable to the Owner (or its affiliate).

        "OMT" has the meaning given in Clause 5.1.3.

        "OWNER" means Ship Holding LLC, as owner of the Vessel, and shall include its legal representative(s), successor(s) and permitted assign(s).

        "OFI" means the items of Equipment supplied by the Owner in accordance with the terms of this Contract and the Specification or which belong to the Owner and are brought onto the Work Site or placed on board the Vessel at any time.

        "OFI COSTS" means in relation to any OFI which becomes a Total Loss the aggregate of (a) the costs incurred by the Owner in relation to the carriage, insurance and delivery of the relevant OFI and (b) the cost to the Owner of obtaining replacements for such OFI .

        "OIPR" means all Intellectual Property Rights of the Owner and all similar rights of ownership or such other proprietary rights created or developed, now or in the future, by the Owner or its contractors and/or LWB (or any of its Subcontractors or any of its or their directors, officers, their employees, agents, consultants or other representatives) in connection with the Works.

        "PARTIAL LOSS" means any loss or damage to the Vessel which does not constitute a Total Loss and "PARTIAL LOSS PROCEEDS" means any insurance proceeds paid and/or payable in respect of a Partial Loss.

        "PARTS" has the meaning given in Recital B above.

        "PERFORMANCE GUARANTEE" means an irrevocable performance guarantee in the amount of [***] [Confidential Treatment] to


                                       5
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        be issued by LWB's Bank (or a first class international insurance company acceptable to the Owner) in a form hereafter approved by the Owner.

        "PERMISSIBLE DELAY" has the meaning given in Clause 7.3.1.

        "PLEDGE OF LWB'S ACCOUNT" means a security pledge of LWB's Account to be executed by LWB in favour of the Owner, and to be acknowledged by LWB's Bank, each in the form approved by the Owner.

        "PROTOCOL OF REDELIVERY" has the meaning give in Clause 9.6.

        "REDELIVERY DOCUMENTS" means : (a) a builder's certificates, executed in a form and manner acceptable to the Owner, confirming that LWB has completed the construction of the Vessel in accordance with the requirements of this Contract and the Specification; (b) a declaration of warranty by LWB, executed in a form and manner acceptable to the Owner, confirming that the Vessel is redelivered to the Owner free and clear of all Encumbrances whatsoever and that the Vessel is free of all burdens in the nature of taxes imposed by the nation, city, state or port of redelivery; (c) a detailed inventory showing the Equipment installed on the Vessel, and the spares, stores and other consumable items delivered with the Vessel; (d) all of the approvals, certificates, licenses and other documents to be issued or supplied by the Regulatory Bodies, including all specified Classification, trading and other certificates; (e) a protocol showing the results of the Tests and Sea Trials; (f) a full set of the makers' certificates, instructions books, manuals, drawings, plans and other specified construction completion documents; (g) a commercial invoice showing the amounts payable by the Owner to LWB on redelivery of the Vessel in accordance with this Contract and Specification; (h) such documents as the Owner may reasonably require to procure the deletion of the Vessel from the Registry of Ships under Construction; and (i) such other documents as the Owner may reasonably require in connection with the Owner's financing and/or registration of the Vessel.

        "REGULATORY BODIES" means those authorities, bodies and entities having regulatory responsibilities and authority in respect of the Vessel or specific areas or parts of the Vessel including those who would have regulatory responsibilities and authority in respect of the Vessel during its deployment, use or trade by the Owner including, without limitation, the Classification Bodies, the maritime administration of the Flag State selected by the Owner pursuant to Clause 3.3.8, the International Maritime Organisation, the World Health Organisation, the United States Coast Guard and Public Health Services Authorities, and all other national or international authorities, bodies and entities referred to in the Specification.

        "REFUND GUARANTEE" means an irrevocable refund guarantee in the amount of [***] [Confidential Treatment] to be issued by LWB's Bank (or a first class insurance company acceptable to the Owner) in a form hereafter approved by the Owner.

        "RELEVANT RATE" means LIBOR plus 2 % per annum.

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        "RULES" means the applicable regulations, resolutions, rules, standards and other requirements of the Classification Bodies and/or the Regulatory Bodies other than the Excluded Regulatory Provisions.

        "SHIPYARD" has the meaning given in Recital F above.

        "SPECIFICATION" shall mean the technical specification hereafter approved by the Owner and for the purposes of identification initialled by or on behalf of the parties which, together with the Drawings, shall be deemed to form part of this Contract including an Addendum to the Specifications of today's date.

        "SUBCONTRACTORS" means any consultants, makers, suppliers, vendors or other third parties with whom LWB enters into a contract for the supply of labour, Equipment, other materials, supplies and/or services for the purpose of completing the Works.

        "TESTS AND SEA TRIALS" means (a) the shop, dock, sea and other tests, trials and inspections described in the Specification, and (b) such other tests, trials and other inspections (or retests, retrials or reinspections) as the Owner and/or the Classification Bodies and/or any of the Regulatory Bodies may require from time to time in order to demonstrate and confirm the complete correction of any Defects.

        "TOTAL LOSS" means any actual, constructive, compromised or arranged or agreed total loss of the Vessel.

        "TRIBUNAL" has the meaning given in Clause 23.2.5.

        "VESSEL" has the meaning given at Recital A above and includes the Equipment.

        "WARRANTY PERIOD" has the meaning given in Clause 10.1 .

        "WORKS" means all of the design and other work and services to be carried out and provided by LWB after it has taken possession of the Vessel and the Equipment pursuant to the provisions of this Contract and Specification and includes (without limitation) all necessary construction work, the procurement, installation onboard, support for testing and commissioning of all Equipment, and all other engineering, outfitting, contracting, testing, certification and Mechanical Completion of the Vessel as further described in the Specification and Drawings including (without limitation) achieving compliance with the applicable Rules of the Classification Bodies and the Regulatory Bodies and extending to the preservation of the Vessel, the Equipment and all other materials required for completion of the Vessel, and to all correction, repair and other works undertaken (or to be undertaken) pursuant to the warranty provisions of Clause 10.

        "WORK SITE" means the shipyard and all other places and premises, including Subcontractors' premises, at which any parts of the Works are performed.

1.2 In the event of any conflict between: (a) the provisions of this Contract and the Specification, this Contract shall take precedence; or
        (b) the provisions of the Specification and the Drawings, the Specification shall take precedence.

1.3 The Index, Clause and sub-headings are inserted for convenience only and shall not affect the interpretation of this Contract.



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2.       YARD'S REPRESENTATIONS

2.1      LWB REPRESENTS AND WARRANTS:

        2.1.1 that, after due consideration of the present condition and state of completion of the Vessel and the composition of the Parts, LWB has, or has the ability to subcontract, the necessary construction facilities and capabilities, and sufficient and competent supervisors and other personnel, efficiently and expeditiously to accomplish the Works and complete the Vessel in accordance with this Contract and the Specification;

        2.1.2 that it has no knowledge of any further aspects of the Works or other circumstances which could in any materially adverse way affect or delay the Works or completion of the Vessel in accordance with this Contract and the Specification; and

        2.1.3 that is has taken and that it shall take (throughout the term of this Contract) all commercially reasonable steps to prevent and, where necessary, to mitigate and overcome the effects of any breakdown in any labour relations, work stoppages or other events or circumstances whatsoever (including any which are not related to labour relations or work stoppages) which might jeopardise the timely completion of the Works.

3.       YARD'S OBLIGATIONS

3.1      LWB'S PERFORMANCE OF THE WORKS

        3.1.1 LWB, with full knowledge of the Owner's performance and quality requirements and standards, shall undertake and complete the Works as expeditiously as commercially reasonable and in a competent, efficient and workmanlike manner and in accordance with the highest shipbuilding and marine engineering qualities, practices and standards for new passenger cruise ships, and so that (unless specified to the contrary in the Specification ) the quality of workmanship, quality of materials and aesthetic design of the passenger cabins and public areas shall not be of a lower standard than on the Sun except where the quality standards of the OFI, the materials and design are lower than the same standards of corresponding items on the SUN .

        3.1.2 As required by the Owner, LWB shall provide all such design and engineering services, labour, materials, supplies, facilities and other related services, whether of a permanent or temporary nature, as may be required (whether directly or indirectly) for, or by reason of, timely completion of the Works in accordance with this Contract and the Specification.

        3.1.3 The construction, installation and outfitting stages of the Works shall be undertaken at the shipyard.

        3.1.4 Any overtime carried out by LWB or any of its Subcontractors shall be for the account of LWB.


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3.2      QUALITY STANDARDS

        3.2.1 The Works shall be undertaken and performed in all respects in accordance with this Contract, in compliance with the Rules of the Classification Bodies and of the Regulatory Bodies, and to the reasonable satisfaction of the Owner, and LWB shall in particular be responsible for ensuring adherence in all aspects of the Works, whether undertaken and performed by itself or by any of its own Subcontractors, with the quality assurance standards and procedures detailed in the Specification.

        3.2.2 In so far as concerns all matters falling within the scope of the Works, the Vessel shall upon Mechanical Completion be ready for commissioning and completion of all Tests and Sea Trials in compliance with this Contract and the Specification, and shall at all times comply with all applicable Rules of the Classification Bodies and the Regulatory Bodies, which shall be the responsibility of LWB in all respects.

3.3      DESIGN RESPONSIBILITIES, CLASSIFICATION AND REGULATORY BODIES

        3.3.1 LWB shall be fully and solely responsible for all aspects and features of its Works, and for carrying out all such detailed design and engineering work as may be required to complete the Vessel in accordance with this Contract and the Specification, and in compliance with the Rules of the Classification Bodies and the Regulatory Bodies.

        3.3.2 The Works shall be carried out under the supervision and special survey of the Classification Bodies, in accordance with the Rules of the Classification Bodies which are (a) in force as of the Effective Date and (b) announced as of the Effective Date as intended thereafter to come into force or to be implemented, so that on redelivery to the Owner the Vessel achieves the class rating DNV + 1A1 PASSENGER VESSEL EO and ABS + A1 PASSENGER VESSEL E + AMS ACCU free of all conditions, qualifications, notations, recommendations, reservations and restrictions.

        3.3.3 The Classification Bodies decision as to compliance or non-compliance of the Works with the Rules of the Classification Bodies shall be final and binding on the parties but this provision shall not in any manner or to any extent relieve LWB from (or otherwise reduce) any of LWB's obligations to comply with this Contract or the Specification and in respect of requirements which exceed such Rules.

        3.3.4 The Works shall also be carried out under the supervision and in accordance with the Rules of the Regulatory Bodies which are (a) in force as of the Effective Date and (b) announced as of the Effective Date as intended thereafter to come into force or to be implemented. Provided always that (without in any manner or to any extent reducing the scope of LWB's other obligations with respect to the Works) the Owner acknowledges and agrees (a) that LWB is not required to comply with the Excluded Regulatory Provisions, and (b) that the Owner shall be responsible for obtaining from the relevant Regulatory Bodies any exemptions that may be required as a result of the Vessel's non-compliance with the Excluded Regulatory Provisions.



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        3.3.5   The decision of any Regulatory Body which is to issue specified certificates shall be final and binding on the parties as to compliance or non-compliance of the Works with the regulations, resolutions and Rules of such Regulatory Body but this provision shall not in any manner or to any extent relieve LWB from (or otherwise reduce) any of LWB's obligations to comply with this Contract or the Specification and in respect of requirements which exceed such Rules.

        3.3.6 All classification, certification, testing, survey and other fees and charges payable to the Classification Bodies, the Regulatory Bodies and other third parties in relation to the Works shall be for the account of LWB.

        3.3.7 Although the Classification Bodies will be appointed and paid for by LWB, and although LWB will be exclusively responsible for the correct interpretation and application of the Rules of the Classification Bodies, the parties intend that in performing its role in relation to the Works the Classification Bodies shall be acting for, and shall owe identical duties to, both of the parties to this Contract AND that LWB will ensure that the provisions of this Clause 3.3.7 are communicated to, and accepted by, each of the Classification Bodies before its appointment under this Contract.

        3.3.8 All fees and charges incidental to the registration of the Vessel under the laws of the Flag State (which may be selected at any time by the Owner from the three states referred to in the Flag State definition in Clause 1.1) shall be for the account of the Owner.

        3.3.9 The Owner has the right to have copies of all correspondence and other documents passing between LWB and the Classification Bodies, and to attend all meetings between LWB and the Classification Bodies, in relation to the Works and LWB shall promptly copy all such correspondence to the Owner and keep it well and regularly informed (in advance) of all such meetings.

        3.3.10 LWB and all its Subcontractors shall comply with all laws, rules, and regulations applicable to the Works, and LWB shall obtain all licenses, permits, certificates and permissions required for the execution and the completion of the Works, including but not limited to those required by the Classification Bodies and the Regulatory Bodies.

        3.3.11 LWB shall be responsible for obtaining the approval of all drawings, calculations and other necessary matters by the Classification Bodies and/or the Regulatory Bodies; and shall arrange for all applicable certificates issued by the Classification Bodies or any of the Regulatory Bodies to be issued direct to the Owner.

3.4      OFI

        3.4.1 Apart from the first containers that have been unpacked with the agreement of the Owners, upon arrival at the Work Site of each box or other container of OFI, LWB shall in the presence of the Owner's designated representatives, open and unpack and then inspect and check the contents of each such box and container.

                Thereafter, LWB shall repack each box and container and then keep it safely stored and well protected in readiness for the installation or incorporation or stowage of the OFI on or in the Vessel.

        3.4.2 If not already so marked, as soon as practicable after their delivery to the Work Site all OFI and all Equipment shall be marked by LWB with the notation "PROPERTY OF SHIP HOLDING LLC - HULL NUMBER 1", for those items which will be incorporated in or otherwise appropriated for the Vessel, and "PROPERTY OF SHIP HOLDING LLC - HULL NUMBER 2" for all other items.

        3.4.3   LWB:

                (a) shall not be liable to the Owner for any damage to or deficiency in or loss or misdescription of any OFI provided and to the extent that LWB can prove that any such damage, deficiency, loss or misdescription existed before LWB took possession of the relevant OFI and could not have been detected or avoided by reasonable steps on the part of LWB (or its Subcontractors and other representatives) before or after LWB took possession of such OFI;

                (b) shall notify the Owner's senior representative at the shipyard as soon as practicable of any loss or misdescription of or damage to, or deficiency in the supply or performance of, any of the OFI or any late delivery thereof; and

                (c) acknowledges and confirms that as at the date of its signature of this Agreement there has been no loss or misdescription of or damage to or deficiency or delay in the supply of any OFI delivered to the shipyard save for or in respect of the specific items expressly agreed in writing between the parties before or after the date of signature of this Contract.

        3.4.4 Where LWB is liable to the Owner for any damage to or loss of any OFI, LWB will promptly replace the relevant OFI with identical items at its risk and expense.

        3.4.5 LWB shall make and keep fully itemised and up-to-date records of all OFI from time to time delivered to any part of the Work Site and, without prejudice to the generality of the foregoing, LWB shall ensure that such records are made and kept in the form used by LWB for its own stocks and show:

                (a) the date of delivery to the Work Site of each consignment of OFI;

                (b)     where and how each consignment of OFI is stored;

                (c) when each batch of OFI units is or will be incorporated or installed in, or stowed in or on, the Vessel; and

                (d)     the balance (in units) of any unused OFI.

        3.4.6 LWB shall provide the Owner, on a monthly basis, with a complete set of the records described in Clause 3.4.5 and all amendments of, or supplements to, such records.

4.      OWNERSHIP AND RISK

4.1 With effect from the moment of delivery to LWB of the Vessel and the Hull and each batch of Equipment, LWB shall (a) bear all risks of loss and damage, and (b) assume full responsibility for the due and proper care, custody, safety, and security of the Vessel and the Hull and Equipment.

4.2 The Owner shall retain full and unrestricted ownership of the Vessel and the Hull, the OFI, the Parts, Equipment and the Works (in each case whether under construction or completed, whether unfinished or partly or wholly finished and whether at the Work Site or elsewhere) at all times during the term of this Contract.

4.3 The Owner shall be entitled to mortgage the Vessel and the Hull for the purposes of financing or refinancing its acquisition and completion of the Vessel and the Hull.

4.4 The Owner shall also be entitled to charge or pledge the OFI, Parts and other Equipment for the purposes of financing or refinancing its acquisition and completion of the Vessel and the Hull.

4.5 The Yard shall at its own cost promptly give all such assistance, provide all such information, and execute and deliver all such documents to the Owner and/or any other relevant person, body or entity (including, but not limited to the Registry of Ships under construction and the Bundesamt fur Seeschiffahrt und Hydrographie) as may from time to time be requested by the Owner in connection with the registration and deletion of the Vessel and/or the Hull in and from the Registry of Ships under Construction. In addition to the obligations set out in Clause 3.4.2, if the Vessel and/or the Hull are registered the Yard undertakes to identify and/or mark the Vessel and/or the Hull for the purposes of such registration.

4.6 Upon delivery the Yard will obtain actual possession (UNMITTELBARER BESITZ) of the Vessel, the OFI, the Parts and other Equipment thereby providing to the Owner German law constructive possession (MITTELBARER BESITZ) until the Owner re-obtains actual possession (UNMITTELBARER BESITZ) thereof. The same applies to all Parts and Equipment purchased by the Yard and built into the Vessel during completion of the Vessel as well as to all Parts and Equipment purchased by the Owner and delivered to the Yard and/or the Vessel during completion of the Vessel.

4.7 LWB shall at its own cost store the Hull and any Parts relating to the Hull for the Owner thereby obtaining actual possession (UNMITTELBARER BESITZ) and providing to the Owner constructive possession (MITTELBARER BESITZ) thereof for the period of the option granted under the terms of the Option Agreement, and up to sixty (60) Days following expiry of that option, in a safe and secure manner at the shipyard.

5.       ADMINISTRATION OF THE PROJECT

5.1      ADMINISTRATION OF THE PROJECT

        5.1.1 Representatives of the Owner and of LWB shall co-operate closely with each other in order to achieve the timely completion of the Vessel.

        5.1.2 LWB shall be responsible for the management of the project and for all related activities including, but not limited to, labour relations and management, the appointment and supervision of Sub-contractors, procurement, Equipment provision and maintenance, quality control, safety and security, planning and scheduling and project administration.

        5.1.3 The Owner shall provide and pay for a site management team (the "OMT") which shall act as the principal interface between the Owner and LWB and shall have responsibility for overseeing, on the Owner's behalf, the activities of LWB and its Subcontractors in bringing about the timely completion of the Vessel.

        5.1.4 LWB shall prepare and deliver to the OMT on Monday morning of each week a weekly report which shall be discussed on the Monday afternoon of that week at a weekly management meeting to be attended by senior members of the OMT and of LWB's project management team. Each weekly report shall identify:

                (a) matters critical to the project and matters relating to safety identified during the preceding week and anticipated for the forthcoming week;

                (b) progress made during the preceding week towards completion of the Vessel; and

                (c) the planned expenditure for the next week comprising labour costs, sub-contractor costs, Equipment costs and materials costs.

                The above items shall be discussed at the weekly management meeting for the purpose of agreeing a strategy for the next week.

        5.1.5 The outcome of the discussions and agreements reached in the weekly management meetings shall be minuted and rolled-up in a monthly report prepared by LWB which shall be discussed at a monthly meeting attended by representatives of the OMT and LWB.

        5.1.6 It is expressly agreed and understood that the Owner may wish to undertake, concurrently with LWB's execution of the Works, certain other works on the Vessel and that the Owner and/or their subcontractors will require access to the Work Site and to the Vessel at all times for such purpose. The Owner will give LWB reasonable advance notice of any such works and shall ensure that such works will not impede or delay or prevent the Works.

        5.1.7 To the extent that such are available, LWB will provide at cost (on a twenty-four hour, seven day week basis if required by the Owner) all necessary facilities for such Owner's work, including electricity supply, lighting, compressed air, steam, warehousing and cranage as well as dock space and all other services required by the Owner or their subcontractors to undertake such works.

        5.1.8 LWB will otherwise co-operate to the maximum practical extent to permit successful and efficient completion of such Owner's work.

        5.1.9 The Owner shall have the right to object to the conduct or performance of any person assigned to the project by LWB and, if LWB has within thirty (30) Days failed to take remedial action satisfactory to the Owner following any such complaint, the Owner shall have the right to require that such person be removed from the project.

        5.1.10 LWB shall have the right to object to the conduct or performance of any person assigned to the project by the Owner and, if the Owner has within thirty (30) Days failed to take remedial action satisfactory to LWB following any such complaint, LWB shall have the right to require that such person be removed from the project.

6.       MODIFICATIONS

6.1      VOLUNTARY MODIFICATIONS

        6.1.1 The scope of the Works and any other aspect of the Specification may be modified from time to time by agreement of the parties PROVIDED THAT any reasonable and timely modifications requested by the Owner, and/or any modifications required to be made under Clause 6.2 which are occasioned by any changes in the Rules of the Classification Bodies and/or the Rules of any of the Regulatory Bodies after the Effective Date, shall be implemented by LWB if the Owner assents to necessary modifications to the Contract Price, the Date for Completion and any other relevant provisions of this Contract and the Specification, LWB agreeing to act in good faith and use its best efforts to accommodate any such reasonable requests by the Owner so that any such modifications shall be made:

                (a)     at the lowest cost reasonably possible;

                (b)     within the shortest period of time reasonably possible;
                        and

                (c) without any loss in the relative priority of the Works compared to other construction work at the Work Site,

                PROVIDED THAT nothing in this Clause 6.1 shall require LWB to jeopardise its contracted work schedule(s) for other ships at the Work Site.

        6.1.2 Any agreement on a modification of this Contract or the Specification shall include:

                (a)     any increase or decrease in the Contract Price;

                (b) any extension of, or reduction in, the Date for Completion, and

                (c) any other adjustment to or amendment of any relevant provisions of this Contract or the Specification,

                which is directly, necessarily and reasonably occasioned by such modification.

        6.1.3 Any agreement on a modification of this Contract or the Specification shall be recorded and evidenced by an exchange of letters or telefaxes, each of which shall constitute an amendment to this Contract and/or the Specification and shall be sequentially numbered, marked "CONTRACT MODIFICATION UNDER CLAUSE 6" and duly signed by the parties' representatives, and following any such agreement LWB shall modify the Works or the Vessel in accordance therewith.

        6.1.4 If there is any dispute between the parties as to any of the matters referred to in this Clause 6.1 then, if the Owner so requires, LWB will make the requested modification before the dispute has been resolved provided the Owner confirms its willingness to pay any amount found due to LWB in respect of such modification.

6.2      CLASSIFICATION AND REGULATORY CHANGES

        6.2.1 If, after the Effective Date, any Rules of the Classification Bodies and/or any of the Regulatory Bodies (or the interpretation of such Rules) are changed by the Classification Bodies or such Regulatory Bodies, LWB shall promptly notify the Owner in writing of the relevant change(s) and of the necessary modifications to be made to this Contract and/or the Specification.

        6.2.2 If, following its receipt of a notice under Clause 6.2.1, the Owner reasonably considers that the operation of the Vessel in its intended service would permit of a dispensation or waiver, LWB will at the request of the Owner apply for a dispensation from, or waiver of compliance with, the relevant change(s).

        6.2.3 If the Owner does not require LWB to apply for a dispensation or waiver (or it has not been possible to obtain a dispensation or waiver) within a period of fifteen (15) Days after the Owner's receipt of a notice under Clause 6.2.1 (or such longer period of time as the parties may agree to be reasonable in the light of all the circumstances then prevailing), the parties shall make an agreement to modify this Contract and/or the Specification in accordance with Clause 6.1 and thereafter LWB shall make the relevant change(s) in the Vessel.

6.3      SUBSTITUTION OF EQUIPMENT

        6.3.1 If (notwithstanding all reasonable efforts on the part of LWB and PROVIDED THAT orders for the same were placed in good time by LWB) any items of Equipment are not available at the time required for their installation or incorporation in the Vessel, LWB may (with the prior written approval of the Owner) use suitable substitute items which are at least equal to the standard and quality of the items which were not available and which are capable of meeting all of the requirements of:

                (a)     this Contract and the Specification; and

                (b)     the Classification Bodies and the Regulatory Bodies.

        6.3.2 Where a proposed substitution of any Equipment is approved by the Owner, LWB shall:

                (a) bear all additional costs and expenses whatsoever in relation to such substitution; and

                (b) credit the Owner with any cost savings occasioned by such substitution.

6.4     COMPLIANCE WITH EXCLUDED REGULATORY PROVISIONS

        If the Owner fails to obtain any exemption from the Regulatory Bodies which is required as a result of the Vessel's non-compliance with any of the Excluded Regulatory Provisions and if the Owner therefore requests LWB to comply with the relevant Excluded Regulatory Provisions, such request shall be treated as a request for a modification under Clause 6.1, always provided that compliance with the relevant Excluded Regulatory Provisions would be technically feasible.

7.      DATE FOR COMPLETION

7.1     FINAL COMPLETION CERTIFICATE

        7.1.1 For the purpose of this Clause 7 completion of the Works shall be deemed to coincide with the Owner's issuance of the Final Completion Certificate or (if earlier) the time at which the Owner should rightfully have issued the Final Completion Certificate.

        7.1.2   The Date for Completion of the Works shall be 31 December 2003.

7.2     TERMINATION FOR EXCESSIVE DELAY IN COMPLETION

        7.2.1 If the total accumulated time of all delays on account of the causes specified in Clause 7.3, and unauthorised delays on account of which the Contract Price is subject to adjustment as provided for in Clause 12 hereof, amounts to [***] [Confidential Treatment] or more, then, in such event, the Owner may terminate this Contract in accordance with the provisions of Clause 19 hereof. LWB may, at any time after the accumulated time of the aforementioned delays justifying termination by the Owner, demand in writing that the Owner shall make an election, in which case the Owner shall, within twenty (20) Days after such demand is received by the Owner, either notify LWB of its intention to terminate this Contract, or consent to a postponement of the Date for Completion to a specific future date; it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying termination as specified in this Clause 7, the Owner shall have the same right of termination upon the same terms as hereinabove provided. Failure by the Owner to answer to LWB's claim for an election within the above-mentioned period shall be deemed to be a waiver by the Owner of its right to object to such postponement.

        7.2.2 The Owner shall at any time after six (6) months following the Effective Date, have the right to terminate this Contract upon giving LWB ten (10) Banking Days prior written notice in the event that LWB is significantly behind the building program for the Vessel and the Owner in its reasonable opinion deems that LWB will not be able to complete the Vessel within the period of One Hundred and Eighty (180) Days from the Date of Completion

                (adjusted for Permissible Delays). The Owner shall not be obliged to pay any further Instalments after having terminated this Contract under this Clause 7.2.2, and all Instalments paid shall be reimbursed together with interest thereon at the Relevant Rate.

        7.2.3 If the Owner elects to treat this Contract as so repudiated, then the Owner shall give notice in writing to LWB that this Contract is terminated (which shall be effective from receipt thereof by LWB) in which case the provisions of Clauses 19.3 and 19.4 shall apply.

7.3     PERMISSIBLE DELAYS

        7.3.1 Any delay in respect of which LWB shall be entitled, pursuant to the provisions of Clauses 7.3 and 7.4, to an extension of the Date for Completion shall be known as a "PERMISSIBLE DELAY".

        7.3.2   If LWB gives notice as provided in Clauses 7.4.1, 7.4.2 and
                7.4.3 LWB shall be entitled to an extension of the Date for Completion but only if:

                (a) there is a specific cause of delay which LWB can prove will solely and directly delay redelivery of the Vessel beyond the Date for Completion and which cause is delaying or will delay Works which are in the critical path of redelivery of the Vessel for more than one Day;

                (b) such cause of delay is one of the excusable causes set out in Clause 7.3.4;

                (c) LWB proves that it has used and is continuing to use all reasonable efforts to avoid, prevent, minimise and overcome the actual delay in redelivery of the Vessel including, without limitation, by the performance of other or additional work; and

                (d) but for such cause of delay the Vessel would have been redelivered on time,

                PROVIDED THAT the length of any such extension shall be the number of Days by which LWB can prove that the Date for Completion of the Vessel actually will be delayed solely and directly by each such cause of delay.

        7.3.3 LWB shall at all times have the burden of proving each of the matters required to be established by this Clause 7.3 and in the event that it is not possible for it to prove whether, or to what extent, any delay in redelivery is directly and solely attributable to a cause which is excused by the provisions of this Clause 7, LWB shall not be entitled to any extension of the Date for Completion.

        7.3.4 LWB shall be entitled to an extension of the Date for Completion, as provided in Clauses 7.3.1 and 7.3.2, for any delay caused:

                (a) by the Owner (other than such delays, if any, as are caused by the Owner in the proper and timely exercise of any of its rights or obligations under this Contract);

                (b) by legislation or other formal action by or on behalf of any government (or any agency or other authority of such government) which directly prohibits or otherwise prevents LWB from proceeding with the Works;

                (c) by war or warlike events involving any country which is directly relevant to the performance of the Works;

                (d) by extraordinary weather conditions, or other circumstances beyond LWB's control;

                (e) by typhoons, hurricanes or other extraordinary weather conditions preventing LWB from proceeding with the Works;

                (f) by such blockades, strikes, lockouts and other labour disturbances as are beyond LWB's control;

                (g) by such accidents, explosions, fires, disruptions of power supplies and other similar occurrences as are beyond LWB's control;

                (h) by the short, late or non-delivery to LWB of any Equipment, or the late performance of any Subcontractors PROVIDED THAT the late, short or non-delivery or late performance resulted from causes which would entitle LWB to an extension of the Date for Completion under this Clause 7.3 and PROVIDED THAT LWB proves that it has exercised due diligence (a) in contracting for such Equipment and with such Subcontractors, (b) in the performance of any acts required of it with respect to such Equipment or Subcontractors, (c) in monitoring the acts and circumstances of such Subcontractors, and (d) in expediting deliveries or performance under LWB's purchase or subcontracts or procuring equivalent substitute performance in the event of the late delivery of such Equipment or the under-performance in such purchase or subcontracts; or

                (i) by unfavourable weather conditions if commencement of the Tests and Sea Trials is postponed or such Tests or Sea Trials are discontinued by reason of such conditions and the number of Days thereafter during which such Tests and Sea Trials cannot be undertaken exceed three in total, then any further Days during which the weather conditions remain unfavourable may be claimed (subject to the provisions of this Clause 7) as a Permissible Delay; or

                (j) subject to the provisions of clauses 3.4.3 and 3.4.4, delays resulting from defects inherent in the Vessel or OFI before LWB took possession of the same which could not have been detected or avoided by reasonable steps on the part of LWB (or its Subcontractors and other representatives) before or after LWB took possession of the Vessel and relevant OFI.

        7.3.5 Notwithstanding anything to the contrary in this Clause 7, LWB shall not be entitled to any extension of the Date for Completion on account of:

                (a) any delay resulting from a cause of delay which has itself been caused or contributed to by the negligence or other default of LWB;

                (b) any delay resulting from a cause of delay in existence as of the Effective Date; or

                (c) any delay resulting from a cause of delay, which was or reasonably should have been foreseen or anticipated by LWB by reason of facts which were, or after reasonable enquiry should have become, known to LWB as of the Effective Date; or

                (d) any delay resulting from a cause of delay which reasonably could have been avoided by LWB;

                (e) any delay resulting from the late performance or default of a Subcontractor, if such delay results from a cause of delay in effect published and announced as of the date of the award of the relevant purchase contract or subcontract; or

                (f) any delay resulting from any dispute or arbitration proceeding under this Contract, PROVIDED THAT in the case of any Works under dispute or arbitration which would otherwise be commenced prior to the resolution thereof LWB shall not be required to proceed therewith (and a corresponding extension of the Date for Completion shall be allowed) if, after written request by LWB, the Owner fails to confirm forthwith its willingness to pay the amount found due in respect of such work.

7.4     DELAY NOTICES

        7.4.1 LWB shall give written notice to the Owner of a cause of delay pursuant to Clause 7.3 as soon as practicable and no later than five (5) Days after the date on which LWB first has knowledge of such cause of delay and in such notice LWB shall describe the cause of the delay, the date of commencement (or first occurrence) of the cause, its expected duration and its expected effect on LWB's ability to carry on with the Works.

        7.4.2 LWB will provide the Owner with regular written status reports (at such reasonable intervals as the Owner may request) with respect to any delay in respect of which LWB has given notice pursuant to Clause 7.4.1 and as to the steps being taken (and planned) by LWB to minimise and overcome any actual delay in delivery of the Vessel.

        7.4.3 Within five (5) Days after any cause of delay set forth in Clause 7.3 has ceased to exist, LWB shall notify the Owner of such cessation and give the Owner a written statement of the actual or estimated delay in the completion of the Works resulting from such cause together with such detailed documentation as is then available to it justifying such extension, and any such detailed documentation thereafter becoming available to LWB shall be promptly be given to the Owner.

        7.4.4 On the basis of the notices, reports, statements and information given to the Owner by LWB relating to any actual or estimated delay in redelivery (and such further information and documentation as the Owner may reasonably request), the Owner and LWB shall confer and attempt to agree upon the number of days by which the Date for Completion shall be extended PROVIDED THAT if the Owner and LWB cannot so agree within thirty (30) Days after the completion of any such conference, the extension of the Date for Completion (if any) shall be determined as a dispute pursuant to the provisions of Clause 22.

        7.4.5 The extension of the Date for Completion provided for in this Clause shall be the only remedy for delay to which LWB shall be entitled and, by way of illustration but not limitation, LWB shall not be entitled to damages or any adjustment in the Contract Price.

8.      TESTS AND TRIALS

        Following completion of construction of the Vessel, installation and commissioning of the Equipment, and completion of all other components of the Works, the Vessel and the Equipment referred to in the Specification shall be subjected to detailed Tests and Sea Trials by LWB at its sole responsibility, risk and expense.

9.      MECHANICAL COMPLETION AND REDELIVERY

9.1 Within three (3) Days of Mechanical Completion of each Component of the Works, LWB shall notify the Owner in writing of the results of the same and shall, where appropriate, confirm to the Owner that the relevant Component has been duly mechanically completed. Each such notification and confirmation shall be approved and countersigned by the Classification Bodies and (where appropriate) the Regulatory Bodies. Unless the Owner is in disagreement with LWB that the relevant Component has been duly completed the Owner shall, within three (3) Days of receipt of LWB's notice confirming due completion of the relevant Component, issue an interim completion certificate (the "MECHANICAL COMPLETION CERTIFICATE") in respect of that Component of the Works. Issuance of the Mechanical Completion Certificate in respect of any Component of the Works shall in no respect or extent release LWB from its obligations under this Contract or the Specification.

9.2 If, however, in the view of the Owner any part of the Works confirmed by LWB as having been mechanically completed does not conform to the requirements of this Contract and the Specification, the Owner shall so advise LWB (again within three (3) Days of the receipt of LWB's notice in respect of the relevant Component) and shall specify the respects in which the same fails to conform with the requirements of this Contract and the Specification. Thereafter LWB shall take the necessary steps to rectify such non-conformity and, upon completion of such remedial works, LWB shall notify the Owner.

9.3     Upon completion of such remedial works, the Owner shall, within three
        (3) Days of receipt of such further notice from LWB, issue the applicable Mechanical Completion Certificate or shall again specify to LWB the respects in which the Works still fail to conform with the requirements of this Contract and the Specification. This process shall be repeated until the earlier of (a) the Owner's issuance of the applicable Mechanical Completion Certificate or (b) the referral by either party of the unresolved matter applicable to that Component of the Works to adjudication by an expert in accordance with the provisions of Clause 22.2.1.

9.4      When each of the following conditions has been fully satisfied:

        (a) the Mechanical Completion Certificate for each individual Component of the Works has been issued;

        (b) the Vessel has been fully commissioned and is in all respects complete;

        (c)     the Vessel has successfully passed all of the Tests and Trials;

        (d) the Classification Bodies and the Regulatory Bodies have issued all applicable certificates, licences and all other required authorisations and approvals; and

        (e) all of the Redelivery Documents are ready for delivery to the Owner and are free of all conditions, qualifications, notations, recommendations, reservations and restrictions,

        LWB shall request the Owner to issue a final completion certificate (the "FINAL COMPLETION CERTIFICATE").

9.5 Unless the Owner is in disagreement with LWB that each of the conditions referred to in Clause 9.4 has been fully satisfied the Owner shall, within three (3) Days of receipt of LWB's request under Clause 9.4, issue the Final Completion Certificate. If, however, in the view of the Owner, any of such conditions has not been fully satisfied, the Owner shall so advise LWB and the provisions of Clauses 9.2 and 9.3 above shall apply, with necessary modification, to the issuance of the Final Completion Certificate save that either party may elect to refer any disputes to arbitration in accordance with the provisions of Clause 22.

9.6 As soon as reasonably practicable after the Owner's issuance of the Final Completion Certificate LWB shall tender redelivery of the Vessel, and delivery of the Redelivery Documents, to the Owner. The time and date of redelivery of the Vessel shall be confirmed and recorded by the concurrent delivery by each party to the other of a Protocol of redelivery and acceptance (the "PROTOCOL OF REDELIVERY") in the following form:-

                "IT IS THIS DAY AGREED THAT M.V. [      ], COMPLETED BY LWB AT
                ITS SHIPYARD IN BREMERHAVEN UNDER A CONSTRUCTION COMPLETION
                CONTRACT DATED [        ] 2003 AND MADE BETWEEN LLOYD WERFT
                BREMERHAVEN GMBH ("LWB") AND SHIP HOLDING LLC ("OWNER"), WAS
                AT [            ] HOURS BREMERHAVEN TIME TODAY REDELIVERED BY
                LWB AND ACCEPTED BY THE OWNER.

                DATED [         ]

                SIGNED                                 SIGNED

                FOR LWB                                FOR OWNER."

9.7 If any aspects of the Works and/or any of the Redelivery Documents do not correspond to the requirements of this Contract and the Specification even after the completion of remedial steps mentioned in Clauses 9.2, 9.3 and/or 9.5 above, the Owner may, in its sole discretion, agree to accept the Vessel. In such an event the aspects of the Works and/or the Redelivery Documents which in the Owner's view do not conform with the requirements of this Contract and the Specification shall be mentioned by the Owner on the Final Completion Certificate and the Protocol of Redelivery, and LWB shall be obliged to remedy such non-conformities (at LWB's risk and expense) to the Owner's satisfaction.

9.8 Acceptance of redelivery of the Vessel by the Owner under this Contract shall not constitute a waiver of or otherwise prejudice any of the Owner's rights under Clause 10 with respect to any Defect, whether known or unknown, and whether or not noted in any document issued or signed by, or sent or handed to, either party in connection with redelivery and acceptance of the Vessel and any such Defect may be reported, and corrected or otherwise dealt with, pursuant to Clause 10.

10.     YARD'S WARRANTY

10.1 The guarantee and warranty provided for in this Clause 10 shall apply to all Works performed and materials supplied by LWB and its Subcontractors under or in connection with this Contract and the Specification. Subject to the provisions of this Clause 10 , LWB guarantees the Vessel and Equipment against all Defects for the period of three hundred and sixty five (365) Days from the date of the Vessel's redelivery to the Owner under this Contract (the "WARRANTY PERIOD") and undertakes to correct (or to pay for the correction) of any Defects in accordance with this Clause 10.

10.2 Where any Defect in the Vessel or any Equipment is corrected during or after the Warranty Period, LWB's guarantee under this Clause 10 shall apply to such correction for a further period of three hundred and sixty five (365) Days from the date on which the correction was completed.

10.3 If any corrective works made or agreed to be made during the Warranty Period indicate the existence of any recurring Defect, LWB shall carry out such investigations as may be necessary to ascertain the cause, and shall correct the Defect and the cause in order to ensure that there is no recurrence.

10.4     LWB shall not be responsible for the correction of any Defect due to:

        (a) a peril of the sea, an accident (other than any accident caused by a Defect for which LWB or its Subcontractors are responsible), negligence (other than negligence on the part of LWB or its Subcontractors), or improper maintenance or handling (including, without limitation, overloading) of the Vessel or any Equipment by the Owner or any of its employees; or

        (b) the Owner's use of fuels or lubricants not recommended by the relevant manufacturer; or

        (c)     ordinary wear and tear; or

        (d) any fault in (or caused by) any OFI properly (i) received, (ii) handled, (iii) installed or incorporated in, (iv) stowed on, or
                (v) otherwise delivered with the Vessel by LWB in accordance with all of the requirements of this Contract and the Specification; or

        (e) repairs carried out by parties other than LWB or its Subcontractors.

10.5 The Owner shall give written notice to LWB as soon as reasonably possible and in any event within twenty one (21) Days after the discovery of any Defect for which a claim is made under this Clause 10. The Owner's notice shall give full details (so far as it is possible for the Owner to do so) of the nature of the Defect and the extent of any damage caused thereby.

10.6 Within thirty (30) Days after the end of the Warranty Period, the Owner will draw up, and send to LWB, a list identifying every Defect for which a claim is to be made under this Clause 10 provided that this Clause
        10.6 will not preclude the Owner from giving notice to LWB of, and making claims in respect of, any Defect which is covered by Clause 10.2.

10.7 Subject always to the Owner's rights under Clauses 10.8 and 10.9, each Defect will be corrected by LWB free of charge to the Owner as soon as may reasonably be practicable and all correction works shall be scheduled so as to minimise delay of and disruption to the Vessel's service and the availability of cabins, public rooms and areas, and other passenger facilities

10.8 The Owner may require any Defect to be corrected under the instruction or supervision of LWB at a suitably qualified shipyard or workshop selected by the Owner, in which case LWB shall pay to the Owner all costs incurred by it for the correction of such Defect but limited to the amount which such correction would have cost (on an arms length basis) if made at the shipyard. For the avoidance of doubt, in view of the intended area of the Vessel's operation during the Warranty Period, LWB will not be entitled to require the Vessel to be returned to the shipyard or any other part of the Work Site for the correction of any Defects.

10.9 Where the Owner discovers any Defect which (in the reasonable opinion of the Owner) requires correction on an urgent basis, the Owner will (acting in good faith) give such notice to LWB as is practicable in the circumstances then prevailing (the intention being that LWB shall have a reasonable opportunity to obtain necessary remedial instructions from the relevant sub-contractor(s) and to relay such instructions to the Owner) and thereafter the necessary corrective works may be carried out by the Vessel's crew or, if practicable having regard to the degree of urgency, by the nearest suitably qualified shipyard or workshop selected by the Owner.

10.10 Irrespective of whether a Defect is corrected by LWB under Clause 10.7 or by any other parties under Clause 10.8 or Clause 10.9 above, LWB shall bear and pay:

        (a) the cost of all equipment, parts and materials required to correct the Defect (including, without limitation, the cost of delivering the same to the selected shipyard or workshop by such means as the Owner may reasonably require in order to minimise delay of and disruption to the Vessel's service); and

        (b) the cost of all labour required to correct the Defect including, without limitation, the expenses of independent contractors in travelling to the Vessel; and

        (c) the cost of any necessary underwater inspection of the Vessel by divers; and

        where the Vessel is drydocked solely on account of the need to investigate or correct any Defect in the Vessel's external underwater parts at any time before the Vessel's first scheduled drydocking after redelivery, the drydocking costs (including, without limitation, the costs of taking the Vessel from her berth to the nearest available dry-dock and vice versa) as well as the costs of correcting any such Defect. Provided however that the costs payable by LWB for the correction of any Defect shall be limited to the amount which the correction would have cost (on an arms length basis) if made at the shipyard.

10.11 To the extent that the Owner incurs and pays any of the costs and charges which LWB is liable to bear and pay under this Clause 10, LWB shall reimburse the Owner in cash for the Owner's documented costs in the currency(ies) actually expended by the Owner. Provided however that the costs payable to the Owner for the correction of any Defect shall be limited to the amount which the correction would have cost (on an arms length basis) if made at the shipyard.

10.12 With effect from the expiry of the Warranty Period or (if later) final completion of all corrective works to be made by LWB under this Clause 10, LWB will:

        (a) assign to the Owner, to the fullest extent possible and without any charge to the Owner, that part of every warranty or guarantee made or given by any Subcontractors with respect to any aspect of the Works or the Equipment which extends beyond the Warranty Period or which is otherwise more favourable to the Owner than the warranty or guarantee of LWB under this Clause 10; or

        (b) if it is not possible fully and effectively to assign the relevant part of any such warranty or guarantee, hold and enforce the relevant warranty and guarantee as trustee and agent for the Owner and promptly account to the Owner for all monies received in or pursuant to the holding or enforcement of any such warranty or guarantee.

10.13 During the Warranty Period the Owner may require LWB to employ and place on board the Vessel a suitably qualified and experienced English-speaking guarantee engineer acceptable to the Owner. The guarantee engineer shall, at all times and in all respects, be an employee of LWB. The Owner shall be under no liability whatsoever for the death of or any personal injury suffered by the guarantee engineer during the time when he is on board the Vessel unless caused by the gross negligence of the Owner or any of its employees. Nor shall the Owner be under any liability whatsoever for any damage to or the loss or destruction of any property of the guarantee engineer unless caused by gross negligence on the part of the Owner or any of its employees. If so requested by the Owner, LWB and the guarantee engineer shall sign the

        Owner's letter of indemnity and waiver. Although the guarantee engineer will be employed by LWB at its expense, the Owner will at its cost provide the guarantee engineer with suitable food and accommodation on board the Vessel. The salary of the guarantee engineer will be reimbursed by the Owner to LWB up to a maximum amount which is to be agreed between the parties before the Vessel's redelivery to the Owner.

10.14    If:

        (a) any Defect in the Vessel's external underwater parts is discovered during the Warranty Period or the period of thirty
                (30) Days referred to in Clause 10.6; or

        (b) any Defect in the Vessel's external underwater parts is discovered during the Vessel's first scheduled drydocking after redelivery and either LWB accepts that the Defect arose during the Warranty Period or LWB is unable to prove that the Defect arose after the end of the Warranty Period,

        LWB shall be responsible for such Defect and the correction thereof in accordance with this Clause 10 PROVIDED THAT the Owner shall bear and pay for the haul day and any drydocking costs incurred in the ordinary course of the Vessel's normal drydocking maintenance and LWB, in addition to the costs of all necessary corrective works, shall bear and pay for such additional drydocking day(s) as may be required to correct such Defect.

10.15 If a Defect results in or causes damage to the Vessel or any Equipment, LWB's obligation and liability under this Clause 10 shall extend to the correction (or, as the case may be, reimbursement of the cost of correction) of any parts of the Vessel and any Equipment that have been directly damaged as a direct result of the Defect. Otherwise, LWB shall have no responsibility or liability for any consequential defects. Nor shall LWB in any circumstances be responsible or liable towards the Owner or any third party for any consequential damages or expenses including, but not limited to, loss of time, loss of profit or earnings directly or indirectly caused by any Defect or due to repairs or other works done to the Vessel to remedy any Defects.

10.16 In this Clause 10, the expression "CORRECT" shall be construed so as to mean and include rectify, remedy, repair or replace with the intent that LWB's duty under this Clause 10 shall be to take all necessary corrective action by (as may be appropriate) correcting or rectifying or repairing or replacing, or paying for the correction or rectification or remedy or repair or replacement of, every Defect to which this Clause 10 applies.

11.     CONTRACT PRICE AND PAYMENT TERMS

11.1 The Contract Price for the Works shall be (EURO)298,000,000 (Two Hundred Ninety Eight Million Euros).

11.2    The Contract Price:

        11.2.1 is a fixed price and may be adjusted only in strict accordance with, and subject to, the express provisions of this Contract; and

        11.2.2 includes a lump sum allowance of (EURO)23,000,000 (Twenty Three Million Euros) in respect of Equipment to be purchased by LWB from time to time at the direction of the Owner.

        11.2.3 Any amount of the allowance set forth in 11.2.2 above which is not used to purchase such Equipment at the request of Owner shall result in a reduction in the Contracted Price of equal amount.

11.3    For the avoidance of doubt, the Contract Price includes:

        11.3.1 the cost of all Works, completed in accordance with the requirements of this Contract and the Specification, and the provision by LWB and its Subcontractors of all ancillary and related services;

        11.3.2  the cost of all Tests and Sea Trials;

        11.3.3 the cost of procuring the classification rating for the Vessel, and of obtaining all certificates and other documents which are required to be delivered pursuant to this Contract and the Specification; and

        11.3.4 all other costs and expenses of LWB otherwise incurred by LWB in connection with the Works unless expressly specified in this Contract as being for the Owner's account.

11.4 No commission of any kind whatsoever is or will be payable (whether directly or indirectly) by or to any person in relation to or in connection with this Contract or any of the business transactions described in or contemplated by this Contract.

11.5 The Contract Price shall be paid by the Owner to LWB's Account in Instalments, as follows:

       ------------------ ------------------------- ----------------------------
       First Instalment:    [***] [Confidential Treatment]  [***] [Confidential Treatment]
       ------------------ ------------------------- ----------------------------
       Second Instalment:   [***] [Confidential Treatment]  [***] [Confidential Treatment]
        ------------------ ------------------------- ----------------------------
       Third Instalment:    [***] [Confidential Treatment]  [***] [Confidential Treatment]
       ------------------ ------------------------- ----------------------------
       Fourth Instalment:   [***] [Confidential Treatment]  [***] [Confidential Treatment]
       ------------------ ------------------------- ----------------------------
       Fifth Instalment:    [***] [Confidential Treatment]  [***] [Confidential Treatment]
       ------------------ ------------------------- ----------------------------
       Sixth Instalment:    [***] [Confidential Treatment]  [***] [Confidential Treatment]
       ------------------ ------------------------- ----------------------------


11.6 LWB shall by not less than fourteen (14) Days advance written notice advise the Owner of the date upon which each of the payments referred to Clause 11.5 shall become due and payable and, in addition the notice relating to payment of the Seventh Instalment will show (in reasonable detail) LWB's calculation of the balance of the Contract Price payable at such time and, in particular, the amounts of any reductions in or additions to the Contract Price occasioned by the terms and conditions of this Contract.

11.7 The Owner's obligation to pay each of the Instalments referred to in Clause 11.5 shall be subject to and conditional upon the Owner's receipt of:

        11.7.1  LWB's invoice for the relevant payment; and

        11.7.2 in the case of the First Instalment only, (a) the Performance Guarantee, (b) the Refund Guarantee, (c) the Pledge of LWB's Account (and acknowledgement thereof by LWB's Bank), and (d) the Legal Opinion - all of which shall be delivered to the Owner not later than three (3) Banking Days before the First Instalment Date.

11.8 LWB shall not be entitled to use the proceeds from any Instalment, or any amount standing to the credit of LWB's Account, for any purpose other than to pay for work done and deliveries made in relation to the completion of the Vessel. LWB shall however be entitled to draw amounts from LWB's Account for this purpose as long as LWB is not in breach of its obligations hereunder, and LWB's Account shall forthwith be blocked in favour of the Owner when the Owner notifies LWB's Bank that LWB is in breach of its obligations under this Contract. The Owner shall nominate a representative to monitor and control LWB's Account, and LWB shall give the Owner and its representative full access to LWB's Account as well as to all invoices and documentation relating to any payments therefrom. Any invoice exceeding the amount of (EURO)500,000 (in words, Five Hundred Thousand Euros) must be pre-approved by the Owner's representative before payment from LWB's Account, such approval not to be unreasonably withheld or delayed.

11.9 The other payments from time to time due under this Contract shall be made as follows:

        (i) payment or credits for any modification(s) pursuant to Clause 6 and/or any other amount(s) accruing before redelivery and acceptance of the Vessel (but for which no specific date is stipulated in this Contract) shall be made simultaneously with redelivery and acceptance of the Vessel, and the amount(s) thereof shall be shown in the final invoice to be issued and delivered by LWB;

        (ii) any amount for which a specific payment date is stipulated in this Contract shall be paid on such date; and

        (iii) for any amount accruing after redelivery and acceptance of the Vessel in respect of a defect, payment shall be made as follows:

                (a) if the parties agree that the defect in question is a Defect, not later than fifteen (15) Days after LWB's receipt of an invoice for the Defect remedied pursuant to Clause 10; or

                (b) if the parties are in dispute as to whether the defect is a Defect, on the date on which it is finally determined or adjudged to be a Defect under Clause 22, together with interest thereon at the Relevant Rate calculated from the date of LWB's receipt of an invoice for the Defect remedied pursuant to Clause 10 up to and including the date of the Owner's receipt of the relevant amount.

11.10 Every amount from time to time due under this Contract but unpaid for longer than fifteen (15) Days from (and excluding) the due date shall bear interest at the Relevant Rate from the due date up to and including the date of receipt by the party to which the amount is owed.

11.11 All amounts payable to LWB under this Contract shall be paid direct to LWB's Account, and the parties shall consult with each other in good faith about the mode of payment with a view to reducing the amount of any applicable bank transfer charges.

11.12 All payments made by the Owner to LWB prior to redelivery and acceptance of the Vessel shall be in the nature of advances to LWB.

11.13   All fees, costs and other charges whatsoever:

        11.13.1 in connection with each of the guarantees and other securities referred to in Clause 11.7 (including, without limitation, fees payable to the relevant bank(s) and/or insurance company(ies) in respect of payments made thereunder) shall be borne and paid by LWB; and

        11.13.2 arising in connection with any payment made under this Contract shall be borne and paid by the paying party PROVIDED THAT any fees, costs or other charges levied by the receiving party's bank(s) (including correspondent banks, whether in Germany or elsewhere) shall be borne and paid by that party.

12.     ADJUSTMENT OF CONTRACT PRICE

12.1    LATE DELIVERY

        12.1.1 The Contract Price shall be subject to adjustments in the event of delayed redelivery (it being understood and agreed by both parties that any reduction of the Contract Price will be by way of liquidated damages and not by way of penalty), and LWB shall not in any way be responsible or liable for any other consequences by way of damages or otherwise as a consequence of delayed redelivery.

        12.1.2 LWB shall prior to the second instalment being paid provide the Buyer with a production plan for the construction of the Vessel, and shall on each payment date as set out in Clause 11.5, notify the Owner of any delay in the production plan of the construction of the Vessel and/or change in the scheduled Date for Completion of the Vessel.

        12.1.3 If the delivery of the Vessel is delayed after the Date for Completion (as the same may be reset pursuant to Clause 7.3), then, in such event, beginning at 12:00 midnight on the Day falling [***] [Confidential Treatment] after the Date for Completion, the Contract Price shall be reduced by deducting therefrom: [***] [Confidential Treatment] per Day for each further Day of delay between 12:00 midnight on the [***] [Confidential Treatment] Day and 12:00 midnight on the [***] [Confidential Treatment] Day after the Date for Completion; and [***] [Confidential Treatment] for each further Day of delay between 12:00 midnight on the [***] [Confidential Treatment] Day and 12:00 midnight on the [***] [Confidential Treatment] Day after the Date for Completion.

        12.1.4 However, the total reduction in the Contract Price shall not be more than would be the case for a delay of One Hundred and Twenty (120) Days, counting from 12:00 midnight on the Date for Completion, at the rates of reduction applicable to the relevant periods of delay as specified in subclause 12.1.3

        12.1.5 If the delay in redelivery of the Vessel should continue for a period of [***] [Confidential Treatment] from the Date for Completion (adjusted for Permissible Delay), then in such event, and after such period has expired, the Owner may at its option terminate this Contract in accordance with the provisions of Clause 19 hereof. If [***] [Confidential Treatment] of delay have elapsed after the Date for Completion (adjusted for Permissible Delay) and provided that the Owner has not sent notice of termination as provided for in Clause 19 hereof, LWB may demand in writing that the Owner shall make an election, in which case the Owner shall, within [***] [Confidential Treatment] after such demand is received by the Owner, notify LWB of its intention either to terminate this Contract or to consent to the acceptance of redelivery of the Vessel at an agreed future date; it being understood that, if the Vessel is not delivered by such agreed future date, the Owner shall have the same right to terminate as herein above provided.

        12.1.6 If the Owner fails to make an election as specified above within such Fifteen (15) Day period, the Owner shall be deemed to have consented to the redelivery of the Vessel at the future date proposed by LWB.

12.2    SAVINGS

        12.2.1 From time to time at the request of the Owner, LWB will make available to the Owner, on an open-book basis, all calculations made and all costs and other data used by LWB in determining the Contract Price and any of the savings referred to in this Clause 12.2.

        12.2.2 LWB has used, and will continue to use, its best efforts to minimise the costs implicit in the Contract Price and to reduce the Contract Price wherever possible by achieving savings between LWB's budgeted costs and the costs actually incurred under or in connection with this Contract.

        12.2.3 The full amount of any cost savings directly or indirectly achieved through the Owner's efforts (including through the purchase by the Owner from NGSSI of materials, Parts and other Equipment items), whether through the purchase of Equipment by the Owner or through the Owner negotiating or procuring the supply of Equipment to LWB or any of its Subcontractors or through any other means, shall be credited to the Owner.

        12.2.4 The full amount of any cost savings directly or indirectly achieved by LWB in relation to the [***] [Confidential Treatment] component of the Contract Price referable to the upgrading, commissioning and post-redelivery guarantee in respect of the Vessel's MERMAID POD units shall be credited to the Owner.

        12.2.5 One half of any discounts, rebates or other cost savings directly or indirectly achieved by LWB (irrespective of the form which they take) shall be credited to the Owner.

        12.2.6 Save for any increase in the Contract Price expressly occasioned by the operation of Clause 6, LWB shall bear the full amount by which its actual expenditure under or in connection with this Contract exceeds its budgeted expenditure.

        12.2.7 At each of the monthly meetings referred to in Clause 5.1.6, LWB will inform the Owner about the status of its efforts to achieve savings pursuant to this Clause 12.2, and provide the Owner with details of any cost savings achieved in the preceding month and an updated calculation of the total savings achieved to the date of the relevant meeting.

        12.2.8 The credits to be given to the Owner in respect of savings achieved by LWB or the Owner shall be applied and reflected in the invoice for the Seventh Instalment and the related notice referred to in Clause 11.6.

13.     ENCUMBRANCES

13.1 LWB expressly, unconditionally and irrevocably waives any right to any Encumbrance granted by law, or otherwise, and shall undertake not to permit or create or do any act, deed or thing which would or might result in the creation or assertion of any Encumbrance on any part of the Owner's property (which for all purposes of this Contract shall mean the Vessel, the Hull, the Equipment, OFI, Parts and any other property of the Owner relating to or connected in some way with this Contract or the arrangements described herein or contemplated hereby).

13.2 LWB shall promptly and fully indemnify and hold harmless and defend the Owner and the Indemnified Parties from and against all liabilities for the payment of the amount of any Encumbrance claimed or asserted against or imposed on any property of the Owner by LWB, any Subcontractors, or any other third party whatsoever.

13.3    In the event that:

        13.3.1  LWB has a PRIMA FACIE valid claim against the Owner; and

        13.3.2 LWB has commenced arbitration proceedings in respect of such claim in accordance with the terms of this Contract (such commencement being the service by LWB of a notice referring the claim to arbitration and advising of the appointment of a first arbitrator); and

        13.3.3 the Owner at any time wishes to remove any of its property from the Work Site (upon or before completion of the Works),

        then the Owner shall be entitled to remove such property from the Work Site upon provision by the Owner of a guarantee issued by a first class bank in a form reasonably acceptable to LWB in an amount equivalent to LWB's claim (exclusive of interest and legal costs), less the value of any PRIMA FACIE valid counterclaims asserted by the Owner (exclusive of interest and legal costs).

13.4 At any time when a payment is due to LWB under this Contract, and at all other reasonable times, the Owner may require LWB to provide a written statement satisfactory to the Owner showing what, if any, Encumbrance of any kind has been or is liable to be or may be imposed on or asserted against any property of the Owner located at any part of the Work Site.

13.5 If any Encumbrance of any kind is imposed on or asserted or claimed against any property of the Owner located at any part of the Work Site, LWB shall promptly notify the Owner and shall, not later than ten (10) Days thereafter, secure the discharge or release of such Encumbrance PROVIDED THAT if the Owner desires to contest any such Encumbrance and such discharge or release is not available under law during such contest (including, without limitation, through the filing of a bond or other security), LWB shall immediately take such steps as in the opinion of the Owner shall prevent such Encumbrance from delaying or otherwise adversely affecting the execution of the Works and shall indemnify fully, hold harmless and defend the Owner and all other Indemnified Parties from and against all Losses which any of them may sustain or incur as a result of the imposition of any such Encumbrance.

13.6 Notwithstanding the provisions of Clause 13.5, the Owner may secure the removal of any such Encumbrance in which event LWB shall reimburse the Owner for its costs (including legal fees) of securing such discharge or release by deducting such sum from any payments due or to become due to LWB under this Contract save that if any such cost is in excess of the amount of any such reimbursement by deduction, LWB shall pay the amount of such excess to the Owner promptly upon demand.

13.7 Notwithstanding the provisions of Clause 13.5, the Owner, without securing the discharge or release of any such Encumbrance, may nevertheless withhold from any payments due or to become due to LWB, unless and until such Encumbrance is discharged or released by LWB, a sum equal to the amount reasonably determined by the Owner to be required to secure the discharge or release of such Encumbrance (which amount shall include the estimated amount of all expenses which might be incurred in connection therewith, including legal fees).

14.     INDEMNITIES AND LIABILITY

14.1 LWB agrees to fully indemnify and hold harmless and defend the Owner and the Indemnified Parties from and against any and all Losses except to the extent that any Losses are caused directly or indirectly by the acts or omissions of the Owner or any of the Indemnified Parties in respect of:

        14.1.1 sickness or injury to and death of the directors, officers, employees and agents of the Owner, LWB and the Subcontractors, and/or

        14.1.2 loss of or damage to the property of the Owner, LWB and the Subcontractors including, without limitation, equipment, materials, machines, vehicles, plants, assets and the facilities owned, hired or rented by the Owner, LWB, the Subcontractors and any of its or their directors, officers, employees, consultants, agents and other representatives, and/or

        14.1.3 loss of or damage to any of the Owner's property whilst in the care and custody of, or under the control of, LWB, and/or

        14.1.4 sickness or injury to or death of any third party and/or loss of or damage to the property of any third party, including wreck removal and pollution, and/or any other loss or damage claimed against the Owner for which LWB and/or any Subcontractor is legally liable, arising in connection with the Works and regardless of the cause or reason therefor.

14.2 LWB's indemnities and liabilities under this Clause 14 shall be limited to a total amount of (EURO)5,000,000 (in words, Five Million Euros) for all and any events mentioned in this Clause 14.

15.     INSURANCES

15.1 During the term of this Contract and until issuance of the Final Completion Certificate, the Vessel, the Hull, the Equipment, the Parts, the OFI and all other property of the Owner at the Work Site shall be at the sole, direct and entire risk of LWB which shall at its own expense keep the same insured against construction risks on terms, in amounts and with insurers reasonably acceptable to the Owner.

15.2 All insurances (the "INSURANCES") shall be taken out in the name of LWB and the Owner as co-insured for their respective interests, and all losses under the Insurances shall be made payable to LWB and the Owner for distribution between them in accordance with Clauses 15.6, 15.9 and 15.10.

15.3 All insurances shall provide that there shall be no recourse against the Owner or the Indemnified Parties for whatsoever reason, and in particular for the payment of any premiums or commissions and that no alteration or cancellation of any of the Insurances shall become effective unless and until fourteen (14) Days prior written notice has been given by the relevant brokers or insurers to the Owner.

15.4 LWB shall provide the Owner with an original cover note specifying the terms of the Insurances and all such other documentation and information relating to the Insurances as the Owner may request from time to time.

15.5    If at any time there is:

        15.5.1 any lapse in the insurance coverage which LWB is required to arrange under this Clause 15, the Owner may effect replacement coverage at LWB's expense; or

        15.5.2 any failure by LWB to pay any premiums due in respect of the Insurances, the Owner may pay the same and recover the relevant payment(s) from LWB.

15.6 In the event of any Partial Loss of the Vessel and/or Parts and/or Equipment and/or OFI and/or Hull before issuance of the Final Completion
        Certificate:

        15.6.1 the loss shall be made good by LWB as soon as reasonably possible, the Date for Completion shall be extended in accordance with Clause 7.3 (PROVIDED THAT the cause of the Partial Loss is excused under that Clause) and the Partial Loss proceeds referable to the Vessel and/or OFI and/or Parts and/or Equipment (other than the Hull) which are subject to the Partial Loss shall be applied by LWB in making good the Partial Loss to the approval of the Owner, the Classification Bodies and the Regulatory Bodies; and

        15.6.2 the partial loss proceeds referable to the Hull which are subject to the Partial Loss shall be paid to the Owner.

15.7 In the event of the Total Loss of the Vessel before issuance of the Final Completion Certificate, either LWB or the Owner shall be entitled to terminate this Contract by written notice to the other, such notice to be delivered within thirty (30) Days after the date (the "DETERMINATION DATE") on which it is determined that the Vessel has become a Total Loss pursuant to Clause 15.11 below.

15.8 If, following the Total Loss of the Vessel, neither party terminates this Contract pursuant to Clause 15.7, LWB shall proceed with the Works in accordance with this Contract and the Date for Completion shall be extended in accordance with Clause 7.3 PROVIDED THAT the cause of the Total Loss is excused under that Clause.

15.9 If there is a Total Loss of the Vessel before issuance of the Final Completion Certificate, then:-

        15.9.1 if either party elects to terminate this Contract pursuant to Clause 15.7, LWB shall within forty five (45) Days from (and including) the Determination Date pay to the Owner an amount equal to the sum of: (a) all payments previously made by the Owner to LWB under this Contract together with interest thereon at the Relevant Rate calculated from the date on which LWB received each such payment to the date on which the reimbursement is received by the Owner, and (b) the OFI Costs in respect of any OFI which are subject to the Total Loss; or

        15.9.2 if neither party terminates this Contract pursuant to Clause 15.7: (a) the Total Loss proceeds referable to the Vessel and/or OFI and/or Parts and/or Equipment (other than the Hull) shall be paid to and applied by LWB in completing the Works pursuant to Clause 15.8 above, and (b) LWB shall within forty five (45) Days from (and including) the Determination Date pay to the Owner the OFI Costs in respect of any OFI which are subject to the Total Loss.

15.10 In the event of a total loss of the Hull, the Total Loss proceeds relating thereto shall be paid to the Owner.

15.11   A Total Loss shall be deemed to have occurred:

        15.11.1 if it consists of an actual Total Loss, at noon Bremerhaven time on the actual date of the loss; or

        15.11.2 if it consists of a constructive or compromised or arranged or agreed Total Loss, at noon Bremerhaven time on the date on which notice of abandonment of the Vessel or Hull is given to her insurers or (if her insurers do not admit the claim for a total loss) at the time on the date at which a Total Loss is subsequently adjudged to have occurred by a competent court or arbitration tribunal or liability in respect thereof as a Total Loss is admitted by underwriters.

16.     TAXES AND DUTIES

16.1 All taxes and duties levied on the importation into Germany of the Vessel, the Parts, the OFI and Equipment shall be for LWB's account.

16.2 All taxes and duties levied on the importation into the United States of America or any other state of the Vessel, the Parts, the OFI and Equipment shall be for the Owner's account.

16.3 All other taxes and duties arising in connection with the Works shall be for LWB's account. In particular, LWB shall be responsible for all taxes, duties and/or levies assessed or payable in respect of the operation of the Work Site as well as in respect of LWB's or its Sub-contractors income on business activities.

17.     CONFIDENTIALITY

17.1 LWB, its Subcontractors and its or their directors, officers, employees, consultants, agents and other representatives shall not, except to the extent required by law:

        17.1.1 make any announcement, or issue any circular, in connection with this Contract or the Works without the prior written approval of the Owner;

        17.1.2 divulge any Information to any person, natural or legal, other than the Owner except as may properly be required for the execution of the Works; or

        17.1.3 use any Information or OIPR, except as may properly be required for the performance of the Works.

17.2 LWB shall procure and enforce similar confidentiality undertakings from its Subcontractors and all other persons engaged by it in relation to the Works.

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

18.      SUBCONTRACTORS AND ASSIGNMENT

18.1     SUBCONTRACTORS

        18.1.1 LWB may subcontract the performance of certain parts of the Works to reputable and suitably qualified and experienced Subcontractors.

        18.1.2 LWB's appointment or use of any Subcontractors (including, without limitation, any such persons appointed or employed or contracted by LWB with the approval or at the request of the Owner) shall not in any manner or to any extent relieve LWB from (or otherwise reduce) any of LWB's obligations and/or liabilities under or in connection with this Contract and the Specification nor diminish the responsibility of LWB adequately to manage and supervise the Subcontractors and to ensure that such Subcontractors conduct themselves in a thoroughly efficient and workmanlike manner.

        18.1.3  LWB agrees and covenants with the Owner that:

                (a) it shall ensure that there is not and will not be created by LWB any direct or indirect contractual or other legal relationship (including but not limited to any relationship arising out of or by reason of or in connection with any German law encumbrance rights) between the Owner and any Subcontractors appointed or otherwise used by LWB (save for such relationships as may be created by reason of the warranty and guarantee assignments to be made by LWB under Clause 10.12 );

                (b) it shall take reasonable care in the selection, appointment and supervision of all Subcontractors, and shall use its best endeavours to procure their appointment on the best possible terms consistent with the Owner's rights, and LWB's obligations and liabilities, under this Contract and the Specification including, without limitation, such matters as (i) the best possible guarantees and warranties and liberty for LWB to assign all or any part(s) of such guarantees and warranties to the Owner, (ii) the safety of passengers and crew, (iii) good service, (iv) reliability of Subcontractors, and (v) availability of spares and post-delivery service and other support;

                (c) it shall procure a waiver from each Subcontractor (in terms acceptable to the Owner) of any rights (including without limitation any German law encumbrance rights) to arrest, attach, detain or encumber any property of the Owner or to cease work, and if LWB fails to procure any such waiver LWB shall (i) promptly notify the Owner of such failure and provide it with all such information and documentation as the Owner may require regarding contracts with any Subcontractor(s) who refuse to waive such rights, and (ii) prevent the relevant Subcontractor(s) from exercising such rights;

                (d) it shall promptly provide the Owner with (i) such documentation or information as it may request from time to time in connection with the terms of appointment

                        (actual or proposed) of any Subcontractors and (ii) such rights of access to any part of the Work Site as the Owner may require from time to time in order to verify the performance of any parts of the Works carried out by Subcontractors;

                (e) it shall promptly (i) deal with the Owner's reasonable complaints regarding the terms of engagement or contract of any Subcontractors, and/or (ii) take necessary steps to ensure the proper performance of any such Subcontractors, and/or (iii) comply with any reasonable requests by the Owner to terminate any such engagement or contract and appoint substitute Subcontractors; and

                (f) it shall be fully, directly and solely responsible (as between LWB, the Owner and the other Indemnified Parties) for the acts, omissions and defaults of Subcontractors (including, without limitation, any persons appointed, employed or contracted by LWB with the approval or at the request of the Owner) and for the acts, omissions and defaults of the respective directors, officers, employees, workmen, consultants, agents and other representatives of LWB and its Subcontractors.

        18.1.4 If any Subcontractor nominated by LWB is not acceptable to the Owner, or if the actual or proposed terms of appointment of any Subcontractor are not acceptable to the Owner, LWB shall not appoint any such Subcontractor or shall make such changes to the terms of appointment as the Owner may reasonably require.

        18.1.5 Further, if the Owner wishes any Subcontractors not nominated by LWB to be appointed by LWB in relation to the Works, LWB shall take all reasonable steps to secure the appointment of any such Subcontractors.

18.2    ASSIGNMENT

        18.2.1 LWB shall not be entitled to assign or transfer (and shall not purport to assign or transfer) any of its rights, liabilities or obligations under this Contract without the prior written consent of the Owner.

        18.2.2 The Owner may assign or transfer any of its obligations and liabilities under this Contract to any third party, subject to the written approval of LWB, such approval not to be unreasonably withheld.

        18.2.3 The Owner may assign any of its rights and benefits under or in connection with this Contract, and in respect of all related insurances claims, without the need to apply for or obtain the approval or consent of LWB.

19.     TERMINATION AND REMOVAL OF WORK

19.1    TERMINATION BY LWB FOR CAUSE

        19.1.1 The Owner shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

                (a) if, without due cause, the Owner fails to pay to LWB any amount due and owing under the provisions of Clause 11 for a period of twenty (20) Banking Days from the due date; or

                (b) if an order or an effective resolution is passed for the winding-up of the Owner (otherwise than for the purposes of a reconstruction or amalgamation) or if a receiver is appointed over the whole or any part of the undertaking or property of the Owner or if the Owner becomes insolvent or suspends payment generally of its debts or ceases to carry on its business or makes any composition with its creditors.

        19.1.2 If the Owner is in default as to the payment of any amount as provided in Clause 19.1.2, then without prejudice to any other rights of LWB or of the Owner, the Owner shall be liable to pay interest at the Relevant Rate on the unpaid amount from the day from which the same became due to LWB up until the date of actual payment thereof.

        19.1.3  If any default on the part of the Owner as provided in Clause
                19.1.1 continues for a further period of twenty (20) Banking Days, LWB shall have the right at its sole discretion to cease work until such default is cured by the Owner or, alternatively, to terminate this Contract by giving prompt written notice to the Owner which notice shall be effective from receipt thereof by the Owner. In the event of such termination LWB shall be entitled by way of exclusive compensation to payment by the Owner of a sum equivalent to that part of the Works already undertaken but not paid for by the Owner as at the date of the Owner's receipt of the notice of termination.

19.2    TERMINATION BY THE OWNER FOR CONVENIENCE

        19.2.1 The Owner shall have the right to terminate this Contract at any time by giving a minimum of seven (7) Days written notice to LWB and termination shall take effect from the expiry of such notice period.

        19.2.2  Following such termination, the Owner shall pay:

                (a) the unpaid balance due to LWB for that part of the Works already completed but not paid for;

                (b) all reasonable costs directly and properly incurred by LWB and its Subcontractors in connection with materials ordered prior to receipt of the notice of termination, and compensation for work properly performed on such materials prior to such date, unless such costs are covered by payment under (a) above;

                (c) all necessary, reasonable and unavoidable cancellation charges and administration costs directly incurred by LWB in connection with termination of this Contract;

                (d) LWB's and its Subcontractors other necessary, reasonable and unavoidable expenses which are directly attributable to an orderly close-out of this Contract; and

                (e) any other amounts which LWB is required by law to pay to its Subcontractors which are directly attributable to this Contract, always provided that LWB has used its best endeavours to minimise the amounts so due.

19.3    TERMINATION BY THE OWNER FOR CAUSE

        19.3.1 In the event that any of the following events should occur and LWB fails to remedy, if remedy is possible, within thirty (30) Days of receiving a written remedy request from the Owner:

                (a) LWB shall without legal justification fail to proceed and continue with the Works with all reasonable despatch;

                (b) LWB shall (i) fail to effect or maintain the insurances required to be effected or maintained by it under this Contract, or (ii) any insurer shall avoid or cancel any such insurances, or (iii) LWB shall commit any breach of or make any misrepresentation in respect of any such insurances the effect of which is to entitle the relevant insurer to avoid the policy or otherwise to be excused or released from all or any of its liability thereunder, or (iv) any of such insurances shall cease for whatsoever reason to be in full force and effect, or
                        (v) commit any other material breach of this Contract;

                (c) LWB shall fail to provide any of the Performance Guarantee, the Refund Guarantee or the Pledge or any of the same, or the security thereby given, is or proves to be or becomes wholly or partially invalid, ineffective or unenforceable in the reasonable opinion of the Owner;

                (d) the filing of a bankruptcy petition by LWB, its shareholders, its representatives and/or any other person, the making of any order or passing of an effective resolution for the winding-up of LWB (other than for the purposes of reconstruction or amalgamation which has been previously approved in writing by the Owner), the appointment of a receiver of the whole or any substantial part of the undertaking or property of LWB, the insolvency of or a suspension of payments by LWB, the cessation of the carrying on of business by LWB, or the making by LWB of any special arrangement or composition with creditors of LWB; or

                (e) any time the Owner, acting reasonably and in good faith, considers that LWB's performance of the Works is unsatisfactory,

                the Owner may elect to terminate this Contract by giving written notice to LWB.

        19.3.2 The Owner may also terminate this Contract for cause if it becomes entitled to do so under any of the other provisions of this Contract including, without limitation, those contained in Clauses 7 and 12.

        19.3.3 If the Owner elects to terminate this Contract for cause pursuant to the provisions of this Clause 19, then the Owner shall give notice in writing to LWB that the Owner regards this Contract as terminated in which case the provisions of Clauses
                19.3.4 and 19.4 shall apply. Such notice shall be effective from receipt thereof by LWB and shall operate without prejudice to the Owner's rights under this Contract before the time of despatch of the notice.

        19.3.4 If the Owner elects to terminate this Contract for cause pursuant to any of the provisions of Clauses 19.3.1 or 19.3.2 then:

                (a) the Owner may retain and/or claim from LWB (which shall immediately pay to the Owner) all liquidated damages paid or payable by LWB to the Owner under Clause 12 ; and

                (b) the Owner may also claim from LWB (which shall immediately refund to the Owner) the aggregate of (i) all payments previously made by the Owner to LWB under this Contract together with interest thereon at the Relevant Rate calculated from the date upon which LWB received each such payment to the date on which the refund is received by the Owner and (ii) all other amounts payable by LWB to the Owner under or in connection with this Contract; and

                (c) the Owner may also claim from LWB (which shall immediately pay to the Owner) a termination payment sufficient to cover all of the costs incurred and to be incurred by the Owner in order to effect the orderly removal of the Vessel, Hull, Equipment, Parts, OFI and other property of the Owner from the Work Site to the premises of another European contractor selected by the Owner; and

                (d) if the Owner's right to terminate this Contract becomes exercisable as a result of any negligence or wilful misconduct on the part of LWB, the Owner shall, in addition to the payments referred to above, be entitled to claim and recover from LWB (which shall immediately pay to the Owner) the proved loss of the Owner resulting from LWB's default.

19.4    GENERAL PROVISIONS RELATING TO TERMINATION OF THIS CONTRACT

        19.4.1 If this Contract is terminated for whatever reason, upon the fulfilment by the Owner of all of its obligations hereunder LWB shall deliver to the Owner at the Owner's expense all completed and partially completed portions of the Works as directed by Owner, and LWB shall execute and deliver to the Owner all documents required by Owner and take all steps necessary to vest fully in Owner the rights and benefits of LWB under its existing agreements with its Subcontractors, in so far as relevant for the Works. LWB shall cause the Vessel, the Hull, the Equipment, Parts, OFI and all other property of the Owner to be redelivered to the Owner as soon as possible following termination and the Owner shall promptly remove the same as soon as LWB has made it available to him and LWB shall not arrest or attach or lien or encumber or detain or delay or otherwise restrict or withhold the Vessel, the Hull, the Equipment, Parts, OFI and other property of the Owner from being removed from the Work Site by the Owner.

        19.4.2 Without prejudice to the Owner's other rights in respect of such termination of the Contract, LWB shall at the Owner's request and cost, as soon as practicable: (a) complete all works required as a minimum to permit the Vessel and all other items of the Owner's property to depart from the Work Site in an orderly, safe and seaworthy condition; (b) thereafter remove its and its Subcontractors' employees and agents, together with their equipment, from the Vessel; and (c) render all necessary assistance to enable the Vessel and all other items of the Owner's property to leave the Work Site at the earliest moment convenient to the Owner.

        19.4.3 If this Contract is terminated for whatever reason, a redelivery certificate shall be drawn up, signed by both parties, attesting that the Vessel and all other items of the Owner's property have been redelivered to the Owner by LWB.

        19.4.4 Should there be a dispute over the amounts, if any, which are due to LWB from the Owner at the time of redelivery, the Owner shall be entitled to take redelivery of the Vessel by paying the undisputed amount, if any, or by establishing a bank guarantee, or by paying funds into an escrow account or providing other reasonable security, for the disputed amount.

20.     PATENT RIGHTS

20.1 Nothing contained this Contract shall be construed as transferring any patent, registered design, copyright or any similar right in machinery, equipment, outfittings and other parts covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof. However the Owner shall be provided for its sole use with a royalty free licence in respect of any patents, registered designs, copyrights or any similar rights developed through or as a direct or indirect result of the Works.

20.2 The Owner reserves the right to seek patents on any items or idea invented or otherwise arising as a result of the Works done under this Contract. LWB shall promptly disclose to the Owner any potentially patentable ideas conceived by LWB as a direct or indirect result of the Works under this Contract.

20.3 Notwithstanding the above, all OIPR shall belong exclusively to the Owner, for his free use and licensing world wide, with no payment to LWB in respect thereof.

21.     NOTICES

21.1 Any notice required or permitted to be given by the parties under the terms of this Contract shall be in writing and given by registered mail or facsimile by one party to the other at the following addresses or to such other address or facsimile number as may from time to time be designated by either of them in writing to the other.

        IF TO LWB, TO:

                                        Lloyd Werft Bremerhaven GmbH

                                        Bruckenstra(beta)e 25, 27568
                                        Bremerhaven, Germany

        Telefax:                        +49 471 478 610

        Attention:                      Mr Werner Luken

        IF TO THE OWNER, TO:            Ship Holding LLC
                                        c/o 7665 Corporate Centre Drive
                                        Miami, Florida 33126

       Telefax:                         +1 305 436 4113
       Attention:                       Mr Colin Veitch
                                        President & CEO

         and with a copy telefax to:    +1 305 436 4117
         Attention:                     Mr Robert Kritzman
                                        Sr. Vice President and General Counsel

21.2 Any such notice shall be in the English language and shall be deemed to have been received and given (a) in the case of registered mail, two (2) Banking Days after the date of despatch and (b) in the case of facsimile, immediately following transmission if within the normal business hours of the addressee and in any other event on the next working day falling thereafter.

22.     GOVERNING LAW AND ARBITRATION

22.1    GOVERNING LAW

        This Contract shall be governed by and construed in all respects in accordance with English law save that the ambit and effect of (a) the rights referred to in the definition of "GERMAN LAW ENCUMBRANCE RIGHTS" in Clause 1.1, (b) the rights of actual possession and constructive possession referred to in Clauses 4.6 and 4.7, and (c) the right to seek interlocutory relief in the German courts referred to in Clause 22.2.2, shall be governed by and construed in accordance with German law.

22.2    DISPUTE RESOLUTION AND ARBITRATION

        22.2.1 In the event of a dispute under Clause 9 relating to any technical deficiencies or non-conformities or other Defects with an aggregate value of less than (EURO)50,000 (in words, Fifty Thousand Euros) either LWB or the Owner may upon three (3) Days notice to the other refer such dispute for resolution to a duly qualified surveyor appointed or employed by the Classification Society, who shall act as an expert (and not as an arbitrator) and whose decision shall be final and binding on the parties.

        22.2.2 In the event of any other dispute, difference or claim arising out of, or relating to or in connection with this Contract which is not resolved amicably, the same shall be submitted to and settled by arbitration in London or at such other venue as may hereafter be agreed by the parties in writing but the Owner reserves the right to proceed under this Contract against LWB in the German state courts for interlocutory relief (EINSTWEILIGER RECHTSSCHUTZ).

        22.2.3 The arbitration tribunal shall be entitled to determine in its award which party shall bear the costs of the arbitration, or the proportion of such expenses which each party shall bear.

        22.2.4 The parties agree to utilise a fast-track arbitration procedure to resolve any dispute, difference or claim arising out of or relating to or in connection with this Contract. Such arbitration shall be conducted in London in accordance with the criteria specified in this Clause 23. The party requiring arbitration of any dispute, difference or claim shall serve on the other party written notice thereof, specifying the issues to be arbitrated, appointing their arbitrator (who shall be a lawyer with experience as a maritime arbitrator) and inviting the other party to identify, within fourteen (14) Days, any further issues which it wishes to be arbitrated and giving notice of the appointment of a second arbitrator (who shall also be a lawyer with experience as a maritime arbitrator).

        22.2.5 The arbitration shall be conducted before a tribunal of three arbitrators (the "TRIBUNAL") in accordance with the Arbitration Act 1996 (or any statutory modification thereof) and the LMAA Terms current at the time when the arbitration proceedings are commenced (save insofar as those terms are inconsistent with the express terms of this arbitration agreement in which circumstance the latter will prevail). The two party-appointed arbitrators shall forthwith upon the appointment of the second arbitrator appoint a third arbitrator who shall act as chairman of the Tribunal. It is expressly agreed that arbitration shall proceed before a sole arbitrator (being the arbitrator first appointed) if the party called upon to appoint the second arbitrator fails to do so within the time period specified herein or agrees that the first appointed arbitrator should serve as a sole arbitrator.

        22.2.6 The Tribunal shall be instructed to hear the merits of the dispute as presented by the parties. The arbitration shall be concluded as promptly as is reasonably practicable, and in any event within two hundred (200) Days of the commencement of proceedings.

        22.2.7 The parties agree that the decision of the Tribunal shall be final and binding on the parties except that either party shall have the right of appeal to the English High Court in London in respect of manifest errors of law. The decision of the Tribunal shall be recorded in writing with reasons.

        22.2.8 LWB shall proceed with the Works with all due diligence whilst any matter is under dispute in accordance with the provisions of this Clause 22.

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

23.     EFFECTIVE DATE

23.1 Notwithstanding the execution of this Contract by or on behalf of both parties, this Contract shall not be to any extent legally binding on the Owner until the time on the date (the "EFFECTIVE DATE") when each of the following conditions has been satisfied.

        23.1.1 all of the insurances to be arranged by LWB in connection with this Contract have been unconditionally approved in writing by the Owner;

        23.1.2 the Option Agreement shall have been signed by both parties and all outstanding commercial issues in relation to the option arrangements shall have been finally agreed between the parties; and

        23.1.3 the Owner shall have confirmed in writing to LWB (i) that it has approved the form and terms of each of the Drawings, the Legal Opinion, the Performance Guarantee, the Pledge of LWB's Account, the Refund Guarantee and the Specification, and (ii) that it has obtained satisfactory commitments for the pre and post redelivery financing which the Owner requires in connection with the completion of the Vessel.

23.2 If the Effective Date has not occurred by 15 February 2003 either party may terminate this Contract by notice to the other whereupon this Contract will terminate without any liability whatsoever on the part of either party save for any accrued rights of the Owner, and any accrued obligations or liabilities of LWB, under or in connection with the Contract.

24.     GENERAL PROVISIONS

24.1 This Contract does not constitute either party the agent, partner or legal representative of the other party for any purposes whatsoever, and neither party shall have any express or implied right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party.

24.2 This Contract may not be amended, modified or changed except by an instrument in writing executed by the duly authorised representatives of each of the parties hereto.

24.3 Where any matter requires an instruction from the Owner, a waiver by the Owner or the approval, authority or consent of the Owner any such instruction, waiver, approval, authority or consent shall not be deemed to have been given or to any extent effective unless it is given in writing by a duly authorised representative of the Owner. If any matter is required to be acceptable or satisfactory to the Owner, the Owner shall not be deemed to have accepted, or to be satisfied with such matter, unless its acceptance or satisfaction is communicated in writing to LWB by a duly authorised representative of the Owner.

24.4 Except as otherwise expressly provided herein, nothing in this Contract shall convey or confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Contract.

24.5 This Contract may be executed in two counterparts, each of which shall be deemed an original and both counterparts shall together constitute a single instrument.

24.6 Each of the Owner and LWB acknowledges and agrees that the design and usage of certain public areas may differ depending upon whether the Owner selects the US flag or another flag under Clause 3.3.8. For example, the casino area will be put to another use if the Vessel is flagged into the US. In addition, the design and usagee of the extra areas created by the "stretch" have not been finalised at the time of signing. Subject to the Owner refining and finalising alternative plans and designs for these areas, and subject to the specification of these areas being consistent with other public areas on the Vessel, LWB shall not be entitled to increase the Contract Price (but shall decrease it if any savings can be achieved) as a result of changed designs and usages for these areas. If this subclause should conflict with any other provisions of this Contract or the Specification, the provisions of this subclause shall prevail.


IN WITNESS WHEREOF the duly authorised representatives of the parties have executed this Contract as of February 2003 :



SHIP HOLDING LLC


/s/
-------------------------------------
COLIN VEITCH




LLOYD WERFT BREMERHAVEN GMBH


/s/
-------------------------------------
WERNER LUKEN

         THIS AGREEMENT is dated as of February 5, 2003 and made between:

         (1)      Norwegian Cruise Line Limited ("NCLL");

         (2)      Ship Holding LLC ("SH"); and

         (3)      Lloyd Werft Bremerhaven ("LWB").

         INTRODUCTION:

         (A) NCLL and LWB are parties to a shipbuilding contract dated 28 December 2000 (as amended or supplemented at any time by agreement of the parties thereto, the "ORIGINAL AGREEMENT").

         (B) As a pre-condition to the proposed amendment and restatement of the Original Agreement, the parties have agreed to novate the Original Agreement to SH.

         THE PARTIES AGREE as follows:

1.       NOVATION

         With effect from the moment when this Agreement has been signed by NCLL, SH and LWB:

         (i) SH shall perform NCLL's obligations under the Original Agreement and shall be bound by the terms of the Original Agreement in every way as if SH had at all times been a party to the Original Agreement in place of NCLL;

         (ii) LWB releases and discharges NCLL from further performance of the Original Agreement and all liabilities, claims and demands whatsoever and howsoever arising from or in connection with the Original Agreement, whether in contract, tort or otherwise, and LWB accepts the liability of SH under the Original Agreement in place of the liability of NCLL; and

         (iii) LWB shall perform its obligations under the Original Agreement and shall be bound by the terms of the Original Agreement in every way as if SH had at all times been a party to the Original Agreement in place of NCLL.

2.       GOVERNING LAW AND JURISDICTION

2.1 This Agreement and all matters arising from or connected with it are governed by English law.

2.2 The English courts have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising from or connected with this Agreement.

2.3 This Clause 2 is for the benefit of NCLL and SH only. As a result it shall not prevent NCLL and/or SH from taking proceedings relating to a Dispute in any other courts with jurisdiction.

         EXECUTED by the duly authorised representatives of the parties

         Signed by                                                  )
         for and on behalf of                                       )
         NORWEGIAN CRUISE LINE LIMITED                              )


         /S/                                                  Signature
         -----------------------------------------
         Signed by                                                  )
         for and on behalf of                                       )
         SHIP HOLDING LLC                                           )

         /S/                                                  Signature
         -----------------------------------------
         Signed by                                                  )
         for and on behalf of                                       )
         LLOYD WERFT BREMERHAVEN GMBH                               )


         /S/                                                  Signature
         -----------------------------------------

ADDENDUM NO. 1 TO THE CONTRACT DATED AS OF 5 FEBRUARY 2003 BETWEEN SHIP HOLDING
               LLC (OWNER) AND LLOYD WERFT BREMERHAVEN GMBH (LWB)


1.       The Owner and LWB have made the following amendments to the Contract:

         (i) in Clause 1.1, the following new definition has been inserted "POST-REDELIVERY PERFORMANCE GUARANTEE" means an irrevocable performance guarantee to secure LWB's obligations and liabilities under Clause 10 of this Contract which is to be issued by LWB's Bank (or a first class insurance company acceptable to the Owner) in the amount of [***] [Confidential Treatment] and otherwise in a form hereafter approved by the Owner;

         (ii) in Clause 1.1, a new sub-paragraph has been inserted in the definition "REDELIVERY DOCUMENTS" as follows "and (j) the Post-Redelivery Performance Guarantee";

         (iii) in Clause 11.6, the words "Seventh Instalment" have been replaced by "Sixth Instalment";

         (iv) in Clause 12.2.8, the words "Ninth Instalment" have been replaced by "Sixth Instalment";

         (v) in Clause 23.1.3, the words "the Post-Redelivery Performance Guarantee," have been inserted after "Performance Guarantee,";

         (vi) in Cause 23.2, the reference to "15 February 2003" has been replaced by a reference to "17 March 2003"; and

         (vii) every reference to "Yard" in the Contract has been replaced by a reference to "LWB".

2. The Owner and LWB have agreed that the assignments referred to below will be made at such time or times hereafter as the parties may agree, and that they each will take all such steps and sign all such documents as may reasonably be required to effect and perfect the assignments:

         (i) LWB will assign to its financiers all of LWB's rights and interests under the Contract;

         (ii) the Owner will assign to its financiers all of the Owner's rights and interests under the Contract, the Performance Guarantee, the Post-Redelivery Performance Guarantee, the Refund Guarantee, and (if so required) the Pledge; and

         (iii) each of the Owner and LWB will assign to the Owner's financiers all of the respective rights and interests of the Owner and LWB under the insurances arranged (and to be arranged) by LWB under Clause 15 of the Contract.

3.       All other terms and conditions of the Contract shall remain unamended.

4. Words and expressions defined in the Contract shall have the same respective meanings in this Addendum.

5.       This Addendum shall be effective immediately.

Signed on 7 March 2003 by:                  [illegible signature]
for and on behalf of SHIP HOLDING LLC       Senior Vice President


Signal on 7th March 2003 by:
for and on behalf of LLOYD WERFT BREMERHAVEN GMBH

[illegible signature]

(END OF ADDENDUM NO. 1)

ADDENDUM NO. 2 TO THE CONTRACT DATED AS OF 5 FEBRUARY 2003 BETWEEN SHIP HOLDING
               LLC (OWNER) AND LLOYD WERFT BREMERHAVEN GMBH (LWB)

1. In view of the replacement in Clause 23.2 of the date 15 February 2003 by the date 17 March 2003, the Owner and LWB have made the following amendments to the Contract:

         (i)      Clause 12.1.3 shall be replaced by the following:

                  "If the Delivery of the Vessel is delayed after the Date for Completion (as the same may be reset pursuant to Clause 7.3), then, in such event, beginning at 12:00 midnight on the Day falling [***] [Confidential Treatment] Days after the Date for Completion, the Contract Price shall be reduced by deducting therefrom: [***] [Confidential Treatment] per Day for each further Day of delay between 12:00 midnight on the [***] [Confidential Treatment] Day and 12:00 midnight on the [***] [Confidential Treatment] Day after the Date for Completion; and [***] [Confidential Treatment] for each further Day of delay between 12:00 midnight on the [***] [Confidential Treatment] Day and 12:00 midnight on the [***] [Confidential Treatment] Day after the Date for Completion," and

         (ii)     in Clause 11.5 there has been added the following sentence:

                  "If the delivery of the Vessel is delayed after the Date for Completion (as the same may be reset pursuant to Clause 7.3), then, in such event, the Sixth Instalment of the Contract Price shall be effected as follows: [***] [Confidential Treatment].

2.       All other terms and conditions of the Contract shall remain unamended.

3. Words and expressions defined in the Contract shall have the same respective meanings in this Addendum.

4.       This Addendum shall be effective immediately.

Signed on 14 March 2003 by: [illegible signature]
for and on behalf of SHIP HOLDING LLC


Signed on     March 2003 by: [illegible signature]
for and on behalf of LLOYD WERFT BREMERHAVEN GMBH

(END OF ADDENDUM NO. 2)

Addendum No. 3 to the Contract dated as of 5 February 2003 (as amended and supplemented from time to time, the "Contract") between Ship Holding LLC ("Owner") and Lloyd Werft Bremerhaven GmbH ("LWB")

--------------------------------------------------------------------------------

THE PARTIES HEREBY AGREE as follows:

1.       The definition of "Contract Price" has been amended to read:

         "HAS THE MEANING GIVEN IN CLAUSE 11.1 SAVE THAT, PURSUANT TO ADDENDUM NO. 3, THE AMOUNT OF THE UNPAID BALANCE OF THE CONTRACT PRICE AS OF THE ADDENDUM NO. 5 EFFECTIVE DATE HAS BEEN REDUCED TO Euro 165,00,000".

2. The definition of "DATE FOR COMPLETION", and the related data reference in Clause 7.1.2, have been amended to read "6 June 2005".

3. Paragraph (d) in the definition of "DEFECTS" has been redesignated "(e)" and a new paragraph (d) has been inserted in the following terms:

         "TO THE EXTENT NOT ALREADY COVERED BY (A) OR (B) OR (C), ANY PATENT OR PATENT DEFECT, DEFICIENCY BREAKDOWN, INCOMPLETENESS, INHERENT VICE, OMISSION, FAILURE OR ANY OTHER FAULT WHATSOEVER IN THE VESSEL OR IN ANY EQUIPMENT WHICH DIRECTLY OR INDIRECTLY ARISES OUT OF OR RESULTS FROM THE CASUALTY SUFFERED BY THE VESSEL WHEN SHE LISTED HEAVILY AND GROUNDED ON BREMERHAVEN ON ABOUT 13 JANUARY 2004 (THE "CASUALTY").

4.       The following new definitions have been inserted in Clause 1.1:

         "THE ADDENDUM NO. 5 EFFECTIVE DATE" MEANS THE DATE ON WHICH EACH OF THE CONDITIONS SPECIFIED IN PARAGRAPH 18 OF ADDENDUM NO. 3 STILL HAVE BEEN SATISFIED OR EXPRESSLY WAIVED IN WRITING BY THE OWNER AND LWB;

         "THE CASUALLY WORKS" MEANS THE SALVAGE, PRESERVATION, REPAIR, RECONDITIONING, REINSTATEMENT AND RENEWAL WORKS CARRIED OUT AND TO BE CARRIED OUT BY OR ON BEHALF OF LWB PURSUANT TO THE CONTRACT IN ORDER TO PUT THE VESSEL BACK INTO HER PRE-CASUALTY CONDITION;

         "THE ER DATE" MEANS THE DATE FROM TIME TO TIME DETERMINED BY THE OWNER, ACTING REASONABLY AND IN GOOD FAITH AND TAKING INTO ACCOUNT LWB'S REQUIREMENT TO HAVE SUFFICIENT FUNDS AVAILABLE TO PROCEED WITH THE WORKS, FOR THE PURPOSES OF FIXING THE INSTALMENT PAYMENT DATES REFERRED TO IN SUB-PARAGRAPHS 6(B) AND (C) OF ADDENDUM NO. 3, AS THE DATE ON WHICH THE VESSEL IS EXPECTED TO BE READY FOR REDELIVERY IN ACCORDANCE WITH THIS CONTRACT.

         "THE REMAINING CONTRACT PRICE", EXCLUDING PAYMENTS FROM UNDERWRITERS FOR CASUALTY WORKS, MEANS THE SUM OF EURO 165,000,000, BEING THE AGREED UNPAID BALANCE OF THE CONTRACT PRICE AS AT THE ADDENDUM NO. 3 EFFECTIVE DATE AND THIS SUM SHALL BE SUBJECT TO

         ADJUSTMENT ONLY IN STRICT ACCORDANCE WITH, AND SUBJECT TO THE EXPRESS CONDITIONS OF THIS CONTRACT; AND "THE SHAREHOLDER" MEANS LPS DIENSTLEISTUNGS AND VERWATUNGSGESELLSCHAFT BREMERHAEN GMBH OF BRICKENSTRA(BETA)E 25, 27568 BREMERHAVEN, REPRESENTED BY THEIR MANAGING DIRECTORS MR. WERNET LUKEN AND MR. RADIGER PALLENBIN, BEING THE REGISTERED OWNER OF 94.5% OF ALL SHARES IN THE CAPITAL OF LWB, AND W.I. WERNER LUKEN VERWALTUNGS AND BETALLGUNGS GMBH OF NARBANSWEG 19, 27007 LANGAN, REPRESENTED BY WERNER LUKEN AS A GENERAL MANAGER, BEING THE REGISTERED OWNER OF THE BALANCE OF 5.5% OF THE SHARES IN THE CAPITAL OF LWB.

5.       The final paragraph of Clause 11.5 has been amended to read as follows:

         "THE REMAINING CONTRACT PRICE SHALL BE PAID IN THE FOLLOWING
         INSTALLMENTS: (A) A SIXTH INSTALLMENT IN THE SUM OF [***] [CONFIDENTIAL TREATMENT] SHALL BE PAID WITHIN [***] [CONFIDENTIAL TREATMENT]; (B) A SEVENTH INSTALMENT IN THE SUM OF [***] [CONFIDENTIAL TREATMENT] SHALL BE PAID ON THE DATE [***] [CONFIDENTIAL TREATMENT]; (C) AN EIGHTH INSTALMENT IN THE SUM OF [***] [CONFIDENTIAL TREATMENT] SHALL BE PAID ON THE DATE [***] [CONFIDENTIAL TREATMENT]; (D) A NINTH INSTALMENT IN THE SUM OF [***] [CONFIDENTIAL TREATMENT] SHALL BE PAID ON THE DATE [***] [CONFIDENTIAL TREATMENT]; (E) A TENTH INSTALMENT IN THE SUM OF [***] [CONFIDENTIAL TREATMENT] SHALL BE PAID ON THE DATE [***] [CONFIDENTIAL TREATMENT]; AND (F) AN ELEVENTH INSTALMENT BEING [***] [CONFIDENTIAL TREATMENT], SHALL BE PAID AGAINST ACTUAL REDELIVERY OF THE VESSEL AND HER ACCEPTANCE BY THE OWNER IN ACCORDANCE WITH THIS CONTRACT. THE NINTH AND TENTH INSTALMENTS SHALL BE REDUCED BY THE EQUIVALENT IN EURO OF [***] [CONFIDENTIAL TREATMENT] IF LWE SHALL NOT HAVE INCREASED THE VALUE OF THE CONSTRUCTION RISKS POLICY TO [***] [CONFIDENTIAL TREATMENT] BY 31 DECEMBER 2004, IN WHICH CASE THE ELEVENTH INSTALMENT SHALL BE INCREASED BY THE EQUIVALENT IN EURO OF [***] [CONFIDENTIAL TREATMENT]."

6. Clause 11.6 has been amended as follows: the reference to the "SIXTH INSTALMENT" has been amended to "ELEVENTH INSTALMENT"; and the following new sentence has been inserted at the end of Clause 11.6:

         "IN ADDITION TO ANY FUTURE PERMITTED REDUCTIONS FROM THE CONTRACT PRICE PROVIDED FOR ELSEWHERE IN THIS CONTRACT, THE REMAINING CONTRACT PRICE MAY BE REDUCED BY THE OWNER IN ACCORDANCE WITH AND AS PROVIDED IN THE AGREEMENT REFERRED TO IN SUBPARAGRAPH 18(F) OF ADDENDUM NO. 3."

         The final two sentences in Clause 11.7 have been amended to read as follows:

         "THE OWNER SHALL DESIGNATE REPRESENTATIVES TO MONITOR AND CONTROL LWB'S ACCOUNT AND PAYMENTS MADE AND TO BE MADE BY LWB IN RELATION TO CASUALTY WORKS, LWB SHALL GIVE THE OWNER AND ITS REPRESENTATIVES FULL INFORMATION ABOUT LWB'S ACCOUNT AND ANY OTHER ACCOUNT FROM TIME TO TIME ESTABLISHED BY OR ON BEHALF OF LWB OR ITS SACHWALTER MR. VAN BATTERY IN CONNECTION WITH THIS CONTRACT AS WELL AS TO ALL INVOICES AND OTHER DOCUMENTATION RELATING TO ANY PAYMENTS FROM SUCH ACCOUNTS. ALL INVOICES EQUIVALENT TO OR EXCEEDING THE AMOUNT OF EURO 200,000 MUST BE PRE-APPROVED BY ONE OF THE OWNER'S DESIGNATED REPRESENTATIVES BEFORE PAYMENT, SUCH APPROVAL WILL NOT BE UNREASONABLY WITHHELD OR DELAYED AND THE OWNER WILL ENSURE THAT ITS DESIGNATED REPRESENTATIVES

         RESPOND TO REQUESTS FOR APPROVAL AS SOON AS REASONABLY PRACTICABLE AND, IN ANY EVENT, WITHIN FIVE BANKING DAYS OF EACH REQUEST FOR APPROVAL."

7. LWB agrees that (i) the weekly reports referred to in Clause 5.1.4 of the Contract shall cover the status of the Works and Casualty works, actual expenditures in respect of the Works and Casualty works in the preceding week, and planned expenditures for the Works and Casualty works during the next month; and (ii) if so requested by the Owner, LWB shall meet with the Owner's designated representatives at least once a week to discuss the matters referred to above as well as other matters covered by Clause 5.1.4.

8. In Clause 12.3.8 the reference to the "SIXTH INSTALMENT" has been amended to "ELEVENTH INSTALMENT".

9.       The parties:

         (a) have agreed to work closely together in good faith and use their best efforts in order to agree all such amended or supplemental approval, inspection, testing and other procedures as the Owner may reasonably require in relation to
                  (i) the planning, approval, execution and testing of the renewal and repair works required to reinstate the Vessel to her pre-Casualty condition, and (ii) the Tests and Sea Trials programmes required to ensure that all Defects, and in particular (but without limitation) those arising out of or resulting from the Casualty, are identified and corrected or eradicated before the Vessel is tendered for redelivery to the Owner, and LWB agree that these programmes will include tests of the weldings relating to the Vessel's new mid-section;

         (b) have agreed that any disputes between the Owner and LWB in relation to the approval, inspection, testing and other procedures referred to in subparagraph 9(a) above shall be decided by either the Classification Bodies in accordance with Clause 3.3.3 of the Contract or (as appropriate) by the Regulatory Bodies according to Clause 3.3.5 of the Contract; and

         (c) have agreed to work closely in good faith and use their best efforts in order to obtain extended warranties wherever possible, including, without limitation, in connection with the pods (in respect of which the parties will endeavour to obtain a two year warranty extension giving a total warranty period of three years from the date of the Vessel's redelivery to the Owner) and in connection with the electrical systems (in respect of which the parties will endeavour to obtain a one year warranty extension giving a total warranty period of two years from the date of the Vessel's redelivery to the Owner), always provided that this will not increase the costs or the costs are borne by underwriters.

10. LWS (a) have irrevocably and unconditionally waived all rights whatsoever (i) to make any claims whatsoever against the Owner with respect to all Works before the Addendum No. 2 Effective Date and with respect to all other claims whatsoever against the Owner made or arising before the Addendum No. 3 Effective Date, (ii) to claim any extension of the revised Date for Completion referred to in paragraph 2 above or any other relief on account of any cause of delay (including any cause of delay referable directly or indirectly to Subcontractors) resulting from the Casualty or any other cause of delay in existence as of the Addendum No. 3 Effective Date or any other cause of delay which was known to LWB (or which should have been foreseen or anticipated by LWB) as of the Addendum No. 3 Effective Date, and (iii) to make any claim against the Owner, whether for interest or any other relief, or to exercise any termination or other rights under the Contract including any in respect of non payment of LWB's invoice dated 6 January; and (b) hereby cancel their invoice dated 6 January 2004.

11. Without prejudice to the Owner's rights and remedies in respect of any non-Permissible Delay in the redelivery of the Vessel beyond the revised Date for Completion referred to in paragraph 2 above, LWB and the Shareholder, on a joint and several basis, have agreed to pay the Owner the sum of EURO 30,000,000 in full and final compensation (the "Casualty Compensation") for the 120 Days' delay in redelivery from the original Date for Completion and any other damage arising out of the Casualty. The Casualty Compensation will be paid by LWB or the Shareholder pursuant to this Addendum and the agreement referred to in subparagraph 1800 below, For the avoidance of doubt, the provisions of the Contract (including, without limitation, Clause 12.1) shall apply in full in respect of any delay in redelivery beyond the new Data for Completion defined in paragraph 2 above and payments from time to time made to the Owner in respect of the Casualty Compensation shall not in any manner or to any extent reduce the amount of any reduction in the Contract Price to be made or liquidated damages to be paid by reason of any delay in redelivery beyond the new Date for Compensation.

12. The Owner has irrevocably waived all of its rights whatsoever to claim compensation from LWB (apart from the Casualty Compensation) or to terminate the Contract on account of the Casualty provided always that the Owner's agreement is without prejudice to the Owner's ability to exercise any rights that may arise in the future.

13. LWB acknowledge and agree that the Vessel is not within the scope of OFI.

14.      The Parties have acknowledged and agreed that:

         (a) the Remaining Contract Price is fixed and is subject to adjustment only in strict accordance with, and subject to the express conditions of, the Contract as amended by this Addendum No. 3;

         (b) the Remaining Contract Price includes, without limitation, (i) all of the matters referred to in Clause 11.3 of the Contract;
                  (ii) all post-Casualty start-up and re-start costs of LWB and the Subcontractors other than as may be referred to in subparagraph 15(d); (iii) all of the works specified in the list, initialled by the parties for purposes of identification, the parties hereby agreeing that the list is a full and final categorisation of the works specified therein which will not be subject to further recategorisation and nor will the Owner be entitled to any credits if it requires that any of such works shall not be carried out by LWB, and an allowance of EURO 2,000,000 in respect of new modifications (or changes to existing modifications) to be designated by the Owner and if any part of this allowance of EURO 2,000,000 is not utilised by the Owner, the final Instalment of the Remaining Contract Price shall be reduced by an equivalent amount; (iv) all cost increases claimed or claimable by LWB in relation to works commenced or carried out before the Addendum No. 3 Effective Date by LWB or any Subcontractors, whether or not such works are the subject of the agreements or modifications ("AOM's") made between the parties and regardless of the state of completion of such works; (v) all cost increases which LWB are entitled to claim pursuant to AOM's made between the parties before the Addendum No. 3 Effective Date, regardless of the state of completion of the underlying works and whether or not any of the works covered by such AOM's remain to be done after that date; (vi) all past and future berthing and storage charges (up to the date of redelivery of the Vessel) in relation to SS Norway;
                  (vii) all past and future berthing and storage charges (up to the date of redelivery of the Vessel) in relation to the Vessel, the Parts related to the Vessel and Equipment; (viii) the full cost of all warranty claim works to be performed by (or on behalf of) LWB in relation to m.v. Norwegian Sun and m.v. Pride of Aloha (ex-Norwegian Sky); and (ix) all premia payable for the maintenance of the Refund Guarantee, the Performance Guarantee and the construction risks policy; and

         (c) save for the operation of Clause 6 in respect of any AOM's made between the parties after the Addendum No. 3 Effective Date in respect of matters arising after the Addendum No. 3 Effective Date, LWB shall bear and pay the full amount by which its actual costs and expenditures in connection with the Contract (whether in relation to the remaining Works or the Casualty works or otherwise) exceeds its budgeted costs and expenditures, and (save only as specified in subparagraph 15(d) below) irrespective of any cost increases required or imposed by any Subcontractors.

15.      The parties have agreed that:

         (a) they will work together in good faith, on an open-book basis, with a view to minimizing the prices to be charged by Subcontractors in relation to the remaining Works and the Casualty works;

         (b) LWB has provided the Owner with a list of key Subcontractors who are trying to increase their prices ("KSC's") and a list of the next 20 to 25 Subcontractors who are proceeding on the basis of their original pricing, and agrees to allow the Owner to negotiate direct with such Subcontractors in relation to charges as well as warranty and other post-redelivery support issues;

         (c) LWB will accede to all reasonable requests by the Owner to replace Subcontractors provided that LWB shall not be obliged to comply with any such request if such compliance would result in any increase in LWB's costs or any delay in the redelivery of the Vessel; and

         (d)      if, after compliance by LWB with its obligations under (a),
                  (b) and (c) above, and after the Owner has had a reasonable and timely opportunity (not causing any delay in the redelivery of the Vessel) to negotiate direct with the KSC's, the principal amount actually charged to LWB by any of the KSC's exceeds 100% of the charges contractually agreed between LWB and such KSC's before the Casualty then the amount of the next Instalment falling due after such excess charges have been paid will be increased by the sum total of such excess charges.

16.

         (a) The parties have agreed that [***] [Confidential Treatment] of all cost savings, profits or other financial benefits whatsoever directly or indirectly achieved by LWB or the Owner (irrespective of the form they take) under or in connection with the Contract shall be credited to the Owner and that any such credits shall be applied by the Owner to reduce the Casualty Compensation provided that this paragraph does not affect and will not affect the operation of Clause 6 of the Contract so that [***] [Confidential Treatment] of any decrease in the Contract Price realized by the operation of Clause 6 shall be deducted from the instalment payable by the Owner PRIOR to the period in which the related work was intended to be carried out.

         (b) The parties have also agreed that the full amount of all insurance cost savings to be credited to the Owner and LWB under Clause 5 of the "Vereinberung" settlement terms (up to a limit of [***] [Confidential Treatment] shall be paid by LWB to the Owner and applied by the Owner to reduce the Casualty Compensation. If LWB have increased the value of the construction risks policy to [***] [Confidential Treatment] by 31 December 2004, these savings will be paid by LWB to the Owner immediately in reduction of the Casualty Compensation. If LWB have not increased the value of the construction risks policy to [***] [Confidential Treatment] by 31 December 2004, the savings referred to above shall be paid to the Owner at redelivery of the Vessel in reduction of the Casualty Compensation. Any insurance cost savings recalled beyond [***] [Confidential Treatment] will be shared 50:50 between LWE and the Owner in reduction of the Casualty Compensation.

         (c) LWB and the Shareholder have agreed to work on an open-book basis with the Owner and the Owner's designated accountants at PricewaterhouseCoopers GmbH, Hamburg ("PWC") before and after redelivery of the Vessel until the Casualty Compensation has been fully paid. Each party will bear and pay the costs of their own designated accountants.

         (d) LWB and the Shareholder have agreed that they will promptly provide the Owner and PWC with all such information, documentation and assistance as may be required by the Owner or PWC in connection with paragraphs 16 and 17 of this Addendum and the agreement (the "KfW Agreement") referred to in subparagraph 18(f) below and, with effect from the Vessel's redelivery and until such time as the Owner has received the full amount of the Casualty Compensation, LWB and the Shareholder have also agreed to promptly provide the `Owner' and PWC with: (i) their annual budget, annual report, (long form) audit report (including any prepared for subsidiary companies) and investment plan; and (ii) semi-annual management accounts including a balance sheet, cash flow statement, liquidity plan going forward and any proposed changes to the investment plan.

         (e) LWB and the Shareholder have agreed and will procure that: (i) PWC shall have full and free access to the auditors (the "Auditors") of LWB and the Shareholder as well as to all documentation and information from time to time held by the Auditors relating to the matters covered by paragraphs 16 and 17 of this Addendum and the KfW Agreement; (ii) PWC and the Auditors shall have a free right to discuss the documentation and information referred to at (d)(i) above and all related maters; and (iii) for all purposes relating to paragraphs 16 and 17 of this Addendum and the KfW Agreement, the Auditors are released from their duties of confidentiality to the LWB and the Shareholder.

17.

         (a) LWB and the Shareholder have agreed and will procure that PWC shall be permitted:

                  (i) to monitor compliance by LWB and the Shareholder with certain restrictions (described below) with which they agree to comply pending full payment to the Owner of the Casualty Compensation;

                  (ii) to determine the amount of any savings, profits and other financial benefits achieved by LWB in the course of the repair and construction completion works; and

                  (iii) to determine the free cash position from time to time of LWB and the Shareholder.

         (b) LWB and the Shareholder agree and will procure that until such time as the Owner has received the full amount of the Casualty Compensation, the following restrictions and obligations shall apply:

                  (i) neither LWB nor the Shareholder shall declare, make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital or any other payment to their respective shareholders or any subsidiary, affiliated, connected or otherwise related persons or entities whatsoever ("Related Persons");

                  (ii) neither LWB nor the Shareholder shall make any loan, advance or provide credit to their respective shareholders or any Related Persons, nor will either of them enter into any other transactions or arrangements which might reduce or delay any Casualty Compensation payments to the Owner;

                  (iii) with the exception of salary and bonus payments to the management of LWB (to be defined by PWC in accordance with the normal past practices of LWB) and cost of living increases on an annual basis (also to be defined by PWC in accordance with the normal past practices of LWB), neither LWB nor the Shareholder shall make any payments or other distributions (in cash or kind) to their management or any Related Persons;

                  (iv) with the exception of costs expended by LWB in the ordinary course of its business which do not exceed the minimum necessary investment and maintenance expenditures required to maintain the current technical standards of LWB in accordance with an investment plan (the terms of which are to be approved in advance by the Owner and KfW), neither LWB nor the Shareholder shall make any acquisitions or investments of any nature whatsoever;

                  (v) with the exception of scheduled payments of interest on principal (not on interest) at the ordinary rate (i.e. not at a default rate or any other increased rate) under the loan facility, hereinafter referred to as the "LPS Loan", of up to [***] [Confidential Treatment] granted by an agreement dated 10 March 2003, which payments may recommence only after the end of LWB's insolvency, neither LWB nor the Shareholder or any Related Persons shall make any repayments or prepayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing indebtedness of LWB or the Shareholder or any Related Persons;

                  (vi) neither LWB nor the Shareholder shall purchase, cancel or redeem any of their respective share capital or issue any further shares or permit any disposals or transfers of any of their respective shares;

                  (vii) LWB and the Shareholder will notify the Owner immediately of any breach or other failure to comply with any of the above restrictions; and

                  (viii) On each anniversary of the Addendum No. 3 Effective Date, EITHER the management of LWB and the Shareholder will certify in writing to the Owner that throughout the previous twelve months they have complied in full with all of their obligations under this Addendum and that such full compliance is continuing as of the date of the certificate OR they will notify the Owner in writing of any past or present non-compliance with such obligations.

         (c) The remaining Casualty Compensation which has not been paid out of the Pride of America Project pursuant to this Addendum shall be paid as quickly as possible after the end of LWB's insolvency, and in any event by no later than the sixth anniversary of the date of the Vessel's redelivery to the Owner, from the free cash of LWB and (as and when available) the free cash of the Shareholder pursuant to this Addendum and the agreement referred to in subparagraph 18(f) below. Except as provided in this Addendum and in the agreement referred to in subparagraph 18(f) below, and without in any manner or to any extent whatsoever relieving LWB or the Shareholder from any of their obligations or restrictions under this Addendum or under such Agreement, during the period commencing on the Addendum No. 3 Effective Date and ending on the 6th anniversary of the Vessel's redelivery under the Contract payment of the Casualty Compensation shall be fully subordinated to the other obligations of LWB and the Shareholder RANGRUCKIRIN. The free cash position of LWB and the Shareholder will be determined within 5 business days after the end of each financial half of each of LWB and the Shareholder, in either case counting from the end of the first financial quarter falling after the date of the Vessel's redelivery to the Owner, and at such other times as the Owner may require, on the following basis:

                  (i) gross cash, which will be deemed to include all income, interest and other cash items (including any of a non-recurring or extraordinary nature) which in PWC's opinion fail to be credited to the profit and loss account and any asset accounts of LWB or the Shareholder; loss

                  (ii) in the case of LWB, costs expended by LWB in the ordinary course of its business provided they do not exceed the minimum necessary investment and maintenance expenditures required to maintain the current technical standards of LWB in accordance with an investment plan (the terms of which are to be approved by the Owner and KfW) and also excluding (i) any costs which are not of a routine operational nature incurred on a regular basis, and (ii) depreciation, non-cash charges, reserves, amortization and similar bookkeeping entries;

                  (iii) in the case of LWB and the Shareholder, the scheduled payment of ordinary interest under the LPS loan as described above; and

                  (iv) in the case of LWB, a minimum cash reserve in an amount approved from time to time by the Owner and KfW.

         (d) If LWB or the Shareholder or the Sachwalter or LWB's Creditors' Committee, acting in good faith, should disagree with any of PWC's determinations in relation to the matters set out above, the parties will work together in good faith and use their best efforts to resolve the disagreement through discussions between senior management of the Owner together with their designated PWC Partners, and LWB plus the Shareholder together with their designated PricewaterhouseCoopers GmbH partner.

18. This Addendum No. 3 shall not be to any extent legally binding on the Owner or LWB until all of the following conditions have been satisfied:

         (a) LWB's financiers and LWB's Creditors' Committee shall have given their written approval of this Addendum in terms acceptable to LWB and the Owner;

         (b) the Owner's financiers shall have given their written approval of this Addendum and of all necessary changes to the Owner's finance agreement, in terms acceptable to the Owner;

         (c) the issuers of the Refund Guarantee shall have given written confirmation, in terms acceptable to the Owner, that the Refund Guarantee will remain in full force and effect;

         (d) the contribution risks insurers shall have signed the "Vareinbarung" settlement terms acceptable to LWB, the Owner and the Owner's financiers, for payment of the sums required to fund all necessary Casualty works, and such terms shall have come into full force and effect;

         (e) LWB and the Owner shall have agreed in writing the detailed steps for the Casualty works;

         (f) the Owner, LWB, the Shareholder and the Shareholder's financiers shall have entered into a legally binding agreement, in terms acceptable to the Owner, regarding payment to the Owner of the Casualty Compensation and all related security and subordination arrangements which shall include provision for all indebtedness of LWB and the Shareholder (save for scheduled interest payments under the LPS Loan) to be fully subordinated to Owner's rights to claim and receive the Casualty Compensation, and for the Owner's Casualty Compensation rights to be secured through pledges (or other legally effective arrangements) over the shares in the capital of LWB and the Shareholder; and

         (g) the Sachwalter shall have opened the account referred to in paragraph 24 below and pledged such account to the Owner with the consent of LWB's Bank, and the pledge shall have been signed by or on behalf of the Owner and acknowledged by LWB's Bank.

19. LWB acknowledge and agree that they shall not be entitled to use any part of the Remaining Contract Price Instalments for any purpose other than for the Pride of America Project including payments to be effected under the insolvency plan. In particular, but without limitation, no part of the Remaining Contract Price shall be used by LWB (directly or indirectly) in connection with or for the purposes of any past, present or future Casualty works.

20.

         (a) Subject to satisfaction of the conditions specified in paragraph 18, the Owner authorizes and instructs LWB pursuant to Clause 15.6.1 of the Contract to carry out the Casualty works on the strict understanding that all costs in relation to such works shall be for the account of LWB even if the aggregate total of such costs exceeds the aggregate total of the sums recoveries made from the construction risks underwriters.

         (b) LWB warrant that the sums to be paid by underwriters pursuant to the insurance settlement to be made between, amongst others, the underwriters LWB and the Owner will be sufficient to fund due completion of all Casualty works.

         (c) LWB will endeavour to dispose of all scrap and (with the prior written approval of the Owner) to sell all other materials relating to the Vessel that become surplus to the Owner's needs as a result of the repair of the Vessel by LWB, and all proceeds of any such disposals or sales will be shared 50:50 between LWB and the Owner in reduction of the Casualty Compensation.

         (d) For the avoidance of doubt, LWB acknowledge and agree that they are obligated to carry out all necessary Casualty works (including, without limitation, the works specified in the Addendum to the Specification) and to complete all of the remaining Works so that the Vessel will be completed and rendered for redelivery in accordance with the Contract and the Specification and (save only in respect of reconditioning works, the scope of which have been expressly accepted by the Owner, for specified damaged parts of the Vessel rather than the renewal of such parts) as if the Casualty had not occurred.

         (e) If any Casualty works are not specified in the Addendum, or if any additional Casualty works or other Works are required to enable LWB to render the Vessel for redelivery in accordance with the Contract and the Specification and (subject to the reservation specified in the preceding paragraph) as if the Casualty had not occurred, such works or Works will be deemed to be included within the scope of the Addendum to the Specification or (as the case may be) in the Specification, all related costs will be fully absorbed by LWB, there will be no increase in the Contract Price or the Remaining Contract Price, and there will be no extension of the Date for Completion in respect of any additional time required to complete the additional works or Works.

21. The Owner and LWB agree that neither Mr. Wolfgang van Betteray as Sachwalter nor the Sachwalter's representatives shall be personally liable for any actual or alleged default under or in connection with the Contract or this Addendum but the Sachwalter and his representatives shall be liable, to the scope of coverage and financial limits of their respective professional negligence insurance policies, if they are proven to have acted, or to have failed to act, negligently, or with the intention of causing damage or harm.

22. The Owner and LWB agree that, notwithstanding any express or implied terms or conditions to the contrary, the termination provisions contained in the Contract will prevail over those referred to in the settlement terms referred to in subparagraph 18(d) above.

23. By way of security for the due performance of their obligations under this Contract as indicated by this Addendum, LWB hereby assign and agree to assign to the Owner all of LWB's rights under and in connection with the contracts and other agreements made after 31 May 2004 with Subcontractors who are hereafter designated by the Owner to be material Subcontractors for the purposes of the Contract, and hereby agree to provide the Owner with full details of such subcontracts and other agreements, to sign such further documents and to take such further steps as may be required by the Owner to implement and give full effect to the assignments contemplated by this paragraph.

24. The Sachwalter will open a new account with LWB's Bank for receipt of the Remaining Contract Price (the parties agreeing that, from the time of its opening, such account will be deemed to be the account defined in the Contract as "LWB'S ACCOUNT") and will execute a pledge of this account in favour of the Owner (the parties agreeing that, from the time of its signature by or on behalf of the Sachwalter, LWB, the Owner and LWB's Bank, such pledge will be deemed to be the pledge defined in the Contract as the "PLEDGE OF LWB'S ACCOUNT").

25. LWB acknowledge and agree that nothing contained in this Addendum shall in any manner or to any extent reduce or impair the Owner's entitlement to obtain the full and timely benefit of the lump sum allowance specified in Clause 11.2.2 of the Contract.

26. If the Addendum No. 3 Effective Date has not occurred by 1 July 2004, either party shall be entitled to cancel this Addendum by written notice to the other in which event this Addendum No. 3 shall be null and void.

27. This Addendum replaces Addendum No. 2 which, with affect from occurrence of the Addendum No. 3 Effective Date, shall be deemed cancelled in all respects.

28. Save as expressly provided in this Addendum, all other terms and conditions of the Contract (and previous addenda thereto) shall remain unamended and in full force and effect. By their signature of this Addendum each of the Owner, LWB, the Shareholder and the Sachwalter fully and unconditionally affirm the Contract as amended by this Addendum.

29. Words and expressions defined in the Contract shall have the same meanings when used in this Addendum.

SIGNATURES


Signed on 1 July, 2004 by:

/s/
-------------------------------------
For and on behalf of
Ship Holding LLC


Signed on 1 July, 2004 by:


/s/
-------------------------------------
For and on behalf of
Lloyd Werit Bramerhaven GmbH


Signed on 1 July, 2004 by:


/s/
-------------------------------------
Mr. Wolfgang van Betteray as Sachwalter of LWB


Signed on 1 July, 2004 by:


/s/
-------------------------------------
For and on behalf of
LPS Diemelalattings und Verwaltuagagesgeshaft Bramerhaven GmbH


Signed on 1 July, 2004 by:


/s/
-------------------------------------
For and on behalf of
W.L. Werner Luken Verwaltungs-und Bettallgungs GmbH


(END OF ADDENDUM NO. 3)